Exhibit 4.4

Super Huichuan Platform

Business Agency & Service Agency Cooperation Agreement

UCU74WGZ4260158

Contract No.: JY-PFDL-20260302G0039-2026

Basic Information of Party A and Party B:

Party A: Beijing Baosheng Network Technology Co., Ltd.

Contact Person: [**]

Contact Number: [**]

Contact Email: [**]

Contract Mailing Address: East 5th Floor, Building 8, Xishanhui, Shijingshan District, Beijing

Contract Mailing Recipient: [**]

Contact Number: [**]

Party B: Guangzhou Juyao Information Technology Co., Ltd.

Contact Person: [**]

Contact Number: [**]

Contact Email: [**]

Contract Mailing Address: Small Post Office, 1st Floor, South Tower, Guangzhou Alibaba Center, 88 Dingxin Road, Haizhu District, Guangzhou

Contract Mailing Recipient: Guangzhou Legal Affairs Seal Service Center

Contact Number: [**]

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General Terms

Through equal and amicable negotiations, Party A and Party B have reached the following terms regarding the cooperative matters related to Party B providing the agreed services to Party A, for mutual adherence. Both parties shall strictly abide by the content of the “General Terms of the Cooperation Agreement” (hereinafter referred to as the “General Terms”). This Agreement constitutes the foundational terms for the “Specific Terms of the Client Framework Agreement” (hereinafter referred to as the “Specific Terms”) to be signed by both parties, and together with the “Specific Terms” and the “Service Order” (or “Order Contract”) and other relevant appendices, forms a complete “Cooperation Agreement” (hereinafter referred to as “this Agreement”). This Agreement and each of its individual components are legally binding upon both parties. Should written documents such as the “Specific Terms of the Client Framework Agreement” or the “Order Contract” not yet be signed or delivered, the validity of this Agreement shall not be affected. Both parties may cooperate based on the results of written communications as stipulated in this Agreement.

These “General Terms of the Cooperation Agreement” constitute the foundational terms for the cooperation between Party A and Party B. Both parties agree that Party B shall provide services to Party A through its platform or software system; Party A shall pay service fees and handle other related cooperation matters to Party B in accordance with the mutual agreement or the payment and settlement methods and prices stipulated in the “Specific Terms for Agency”, the “Specific Terms of the Client Framework Agreement”, or the “Order Contract”.

In this Agreement, either Party A or Party B may be referred to as a “Party”, and Party A and Party B collectively shall be referred to as the “Parties”.

I. Definitions and Explanation of Terms

1.1. Cooperation Partner:

The cooperation partner referred to in this Agreement is Party A, which, depending on the contracting entity and the method of cooperation, includes both the agency party cooperating with Party B (hereinafter referred to as the “Agency”) and direct clients.

1.2. Direct Client:

Refers to a cooperation partner that directly signs a contract with Party B and conducts services under this Agreement. Under this Agreement, “Direct Client” has a different meaning from “Client”.

1.3. Agency:

The term “Agency” as used in the title and clauses of this Agreement is a customary term in the commercial field. It means that Party A, entrusted by its clients, applies for services from Party B and independently assumes corresponding legal liabilities in its capacity as an agency. The agency party shall not, by any express or implied means, cause clients to misunderstand that the agency party represents Party B.

1.4. Party B’s Software System (referred to as “Party B’s System”):

Refers to the network technology software system developed and operated by Party B or its affiliates, through which Party A can directly upload designated information, submit promotion requests, and formulate customer acquisition and conversion effect plans; the functions of this system also include, based on Party A’s designated information and effect objectives, achieving final effect conversions such as clicks, views, downloads, transactions, etc. by users through technical capabilities such as models and data analysis, as well as performing statistical analysis and management of effect conversion data such as click-through counts.

1.5. Party B’s System Account:

Refers to the unique digital identifier (“User ID”) that identifies Party A’s identity when Party A uses Party B’s services. The username and password provided by Party B will be associated with this account. Party A may create sub-accounts within Party B’s system account and can transfer funds to these sub-accounts through Party B’s system account. Party A is responsible for associating the usernames and passwords for the sub-accounts.

1.6. Super Huichuan Platform (referred to as “Party B’s System”):

Refers to a marketing and promotion platform that, authorized by media, legally operates media marketing and promotion businesses, monetizing media traffic through delivery technical systems such as Super Huichuan. Authorized media (also referred to as “Party B’s Media”) include, but are not limited to, Shenma Search (website: sm.cn), UC Browser, Shuqi, Quark, Wandoujia, PP Assistant, and other media that have a cooperative relationship with Super Huichuan, subject to the specific approval of Party B or the Super Huichuan Platform.

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1.7. Party B’s Media:

Refers to client software or platforms (including previously released versions and versions to be released in the future) that are legally owned by Party B or its affiliates, for which they hold operational rights, or with which they cooperate with other third parties, and which are configured for application on Android, iOS, and other mobile terminal operating platforms.

1.8. Designated Information:

Refers to the content provided by Party A, including but not limited to: links, text descriptions, images, videos, and other content, as well as the page pointed to after a click.

1.9. Agreed Services:

Refers to the network information technology services and information publishing service provided by Party B to Party A using Party B’s System and Platform, in accordance with Party A’s requirements. The specific service content will be stipulated in the “Order Contract”.

1.10. Service Fee:

Refers to the service fee payable by Party A to Party B for using the services listed in this Agreement provided by Party B, which may be referred to as the “Service Fee” in this Agreement.

1.11. Client:

Refers to a civil or commercial entity that entrusts an agency party to act as its agent in using the agreed services provided by Party B on Party B’s System.

II. Cooperation Content and Method

2.1. The term of this Agreement shall commence on Jan. 1, 2026 and terminate on Dec. 31, 2026.

2.2. Party A and Party B confirm that Party B provides the agreed services to Party A through Party B’s System/Platform/Media by means of bidding or non-bidding. Party B will provide services based on the operations performed by Party A or its clients within Party B’s System. Based on the technical capabilities of Party B’s System, such as data models and user profiling, with the goal of delivering customer acquisition and conversion effects, Party A’s designated keywords and designated information can be displayed on the front end, and ultimately achieve effect conversions such as clicks, views, downloads, transactions, etc. by users. Party B’s System can dynamically collect, process, store, retrieve, and compute information according to certain rules, and obtain data processing results. Party A can operate delivery condition settings and data analysis through Party B’s System to potentially achieve better ranking positions for Party A’s or its clients’ designated information, among other possibilities.

2.3. Assessment: During the cooperation under this Agreement, the Agency voluntarily accepts Party B’s assessment of Party A’s commercial operation capabilities demonstrated in the cooperation, based on Party B’s considerations for long-term cooperation. The assessment policy shall be subject to Party B’s notice or announcement.

2.4. All designated information uploaded by Party A on Party B’s System/Platform/Media shall comply with the provisions of the current laws and regulations of China and shall not involve any act that infringes upon the legal rights of any other third party.

2.5. The aforementioned designated information is subject to Party B’s review and approval before services can be provided for display or optimization. Once the designated information is reviewed and approved, it shall not be arbitrarily modified or changed.

2.6. For Party A or clients requiring the use of Party B’s System, Party A or clients shall register themselves through Party B’s System to become registered users of the system. Party A or clients shall operate designated keywords and designated information through Party B’s System on their own. The operations of Party A or clients shall comply with Party B’s specifications and requirements as well as the requirements of laws, regulations, and policies. Party A shall properly safeguard its username and password in Party B’s System and shall not disclose them to any third party. Any losses incurred due to Party A’s improper management of its account shall be borne by Party A itself.

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2.7. Party A and Party B confirm that, except where a designated third-party data monitoring company provides delivery statistical data services or otherwise agreed by the parties, all statistical data under this Agreement (including but not limited to PV for information publishing positions, UV, cooperation revenue, click-through counts, download counts, etc.) shall be governed by Party B’s statistical methods and results. Party B’s System provides the function for Party A and client accounts to query balances; Party A or clients can query relevant data in real-time through Party B’s System platform. Concurrently, Party B guarantees the objectivity and authenticity of the statistical data.

2.8. If Party A has any objection to the statistical data, it shall raise a written objection for the preceding month within the first three business days of the following month, and both parties shall jointly confirm the data. If Party A fails to raise a written objection within the aforementioned period, it shall be deemed that Party A accepts Party B’s click data statistics for the previous month and that Party B has duly completed its services for that month.

III. Special Provisions on Rights and Obligations

3.1. Representations and Warranties of Party A and Both Parties

3.1.1. Both parties warrant that they are independent legal entities duly established and validly existing under the relevant laws of the People’s Republic of China, possessing full statutory civil rights and civil capacity to exercise their rights and perform their obligations under this Agreement. Concurrently, when exercising rights or performing obligations under this Agreement, their actions do not violate any restrictions imposed by applicable laws binding upon them, nor infringe upon the legal rights and interests of any third party outside this Agreement;

3.1.2. The legal representatives or authorized agents of both parties have obtained sufficient and complete legal qualifications or authorization to represent their respective legal entities in signing this Agreement;

3.1.3. Party A must notify Party B prior to any change in its equity structure, company name, legal representative, directors, supervisors, or core executives. Party B has the right to determine whether such changes have a material impact on this cooperation and decide whether to continue the cooperation. If Party A fails to notify Party B of the aforementioned changes in advance, Party B has the right to terminate the cooperation and revoke Party A’s agency rights.

3.2. Party A shall truthfully disclose client information to Party B and has the obligation to require clients to provide relevant supporting documents. Such supporting documents include but are not limited to: qualification documents for production or operation issued by relevant government authorities, proof of information review (if required), trademark registration certificates obtained in China, and other supporting documents stipulated by laws and regulations, to ensure the information content is truthful, legal, and healthy, and shall provide them to Party B when Party B deems it necessary.

3.3. Party A ensures that it and its clients possess legal and genuine qualifications and credentials, and that the information content has been reviewed and approved by relevant government authorities (if required). If Party B suffers any claims, demands, lawsuits, etc. from any third party, or incurs any warnings, penalties, fines, etc. from any administrative law enforcement authorities due to insufficiency or authenticity defects in Party A’s or its clients’ qualifications, supporting documents, etc., Party A shall compensate Party B for its losses, including but not limited to attorney’s fees, litigation costs, travel expenses, notary fees, and all other reasonable expenses.

3.4. Party A guarantees that the textual, graphic, video, or linking information resources it provides do not contain any content that violates relevant national laws, regulations, policies, notices, directives, or international treaties recognized or acceded to by the People’s Republic of China, including but not limited to content that endangers national security, is obscene or pornographic, is false, fraudulent, insulting, defamatory, threatening or harassing, infringes or allegedly infringes upon others’ intellectual property rights, personal rights or other legal rights and interests, or contravenes public order and good morals.

3.5. Party A’s information content shall not involve any content that violates the law or public order and good morals, specifically including but not limited to:

3.5.1. Endangering national security, leaking state secrets, subverting state power, undermining national unity, or harming national honor and interests;

3.5.2. Inciting ethnic hatred or discrimination, or undermining ethnic unity;

3.5.3. Undermining state religious policies, or propagating cults and feudal superstitions;

3.5.4. Spreading rumors, disrupting social order, or undermining social stability;

3.5.5. Spreading obscenity, pornography, gambling, violence, murder, terror, or inciting crime;

3.5.6. Insulting or defaming others, or infringing upon the legal rights and interests of others;

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3.5.7. Web pages or software content containing viruses or other malicious charge codes;

Should Party A violate the provisions of this clause, Party B has the right to refuse display or delete the content at any time after display, and to set the system to prevent the display of all information content submitted by Party A, and has the right to unilaterally terminate this Agreement. Termination of this Agreement does not exempt Party A from paying the fees for services already provided to Party B, and the remaining fees shall not be refunded.

3.6. Party A understands and undertakes that clients do not have a contractual relationship with Party B, and all rights and obligations of clients under this Agreement shall be fulfilled by Party A. Concurrently, any disputes, disagreements, conflicts, claims, demands, or lawsuits arising between Party A and clients based on transactions under this Agreement shall be resolved by Party A and the clients themselves, and Party A hereby releases Party B from all liabilities related thereto, including but not limited to compensation for infringement, payment of outstanding amounts, etc.

3.7. Party A understands and agrees that Party B may adjust the platform system. Based on the cooperation under this Contract, Party B may configure business agency and service agency roles for Party A on Party B’s platform, enabling Party A to better serve Party A’s clients. Party A shall comply with Party B’s management rules and standards (including requirements for business agencies and service agencies); Party B may also provide system services to Party A’s clients and service agencies based on their authorization requests.

3.8. Should Party A wish to independently become a service agency for a specific client, it may, with the consent of Party B and/or its affiliates, separately sign a service agency cooperation agreement, and Party A shall provide services based on its client’s entrustment.

3.9. Party B has the right to review the information content, format, and related document qualifications provided by Party A. For content that does not comply with laws and regulations, or which Party B has reason to believe would adversely affect Party B if displayed, Party B has the right to require Party A to complete the modification of the content within 3 days of receiving written (including email) notice of modification from Party B. Prior to Party A making the modifications as required by Party B, Party B has the right to refuse to display the content and shall not be liable for any service delays resulting therefrom. If Party A refuses to modify the content or delays in modifying the content, thereby affecting the normal conduct of Party B’s business, Party B has the right to unilaterally terminate this Agreement and require Party A to compensate Party B for all economic losses incurred by Party B during the period of delay.

3.10. Should Party A or its clients need to make any modifications to, or replacement of, the designated information, they must apply to Party B in writing or via system application at least 3 business days in advance. The new designated information can only replace the original information after being reviewed and approved by Party B. Any unauthorized modification or replacement without Party B’s review shall be deemed a breach of contract by Party A and shall be handled in accordance with the liability for breach of contract clause of this Agreement.

3.11. If a third party complains to Party B that the designated information content or the product/service corresponding to the linked page provided by Party A involves illegal or fraudulent activities, and provides legal evidence thereof, Party B has the right to immediately take down or delete the relevant product or page. Concurrently, Party B shall cease the services provided to Party A. Any consequences arising therefrom shall be borne solely by Party A. The cessation of services under this clause does not exempt Party A from paying Party B the service fees for services already rendered. If a judicial or administrative authority determines the third-party complaint to be valid, the remaining service fee amounts shall not be refunded, and Party A shall compensate Party B for all losses.

3.12. Party B’s review and approval of Party A’s and its clients’ qualifications and information content does not exempt Party A and its clients from the responsibilities they shall bear for any violation of relevant legal provisions by such qualifications or content.

3.13. In the case of non-bidding resources within the services, should errors in broadcasting or omissions occur due to reasons attributable to Party B, Party B shall provide supplementary services to Party A according to the principle of compensating one omission with one broadcast.

3.14. Restrictions on Assignment of Rights and Obligations and Prohibitive Provisions on Fraudulent Performance”

3.14.1 Unless required by statutory conditions or mutually agreed in writing by both contracting parties, neither party may unilaterally assign the rights and obligations under this Agreement in any manner;

3.14.2 Both contracting parties shall not harm user interests or each other’s reputation through improper means such as fraud. It is strictly prohibited to intentionally inflate or deflate click counts or access volume through

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various malicious means to obtain illegal benefits. Once discovered, this will be deemed fraudulent performance of the contract, and the non-breaching party has the right to immediately and unconditionally terminate this Agreement and submit the matter to the national prosecutorial authorities for judicial handling.

3.15. Both parties undertake to comply with applicable laws and regulations regarding the protection of personal information and privacy, freedom of communication, and ensuring network security operation. In the transmission of personal information in the performance of this Agreement, Party A undertakes:

(1) Personal information has been de-identified prior to transmission in accordance with the requirements of applicable information protection laws;

(2) The personal information transmitted is complete, accurate, and up-to-date;

(3) Security measures such as encryption have been applied to the personal information transmitted;

(4) At the time of collecting personal information, the obligation to inform the personal information subject has been fulfilled in accordance with the requirements of applicable information protection laws, and authorization has been obtained from the personal information subject for the processing of personal information under this Agreement and the provision of personal information to Party B; if it involves obtaining personal information from a third party, it undertakes to ensure that such third party has fulfilled the aforementioned requirements for notification and authorization. Upon Party B’s request, written proof of such authorization will be provided;

(5) When transmitting personal information to Party B, the requirements stipulated by applicable laws and the security measures required by Party B have been implemented;

(6) It will not transmit to Party B personal information collected in violation of applicable information protection laws or without obtaining authorization from the relevant personal information subject.

3.16. Both parties undertake not to decrypt the data or data analysis results returned by the other party through methods such as reverse engineering, decompiling, or disassembling, or to use other means to attempt to trace, locate, or reverse-engineer specific users or user personal information. The information identifiers, display slot information, display demand information, consumption information, and data information obtained through this cooperation shall be used solely for the purposes, methods, and scope described in this Agreement or other written requests from both parties, and shall not be used for any other purpose without the other party’s written authorization.

3.17. Both parties undertake that data obtained in this cooperation will not be transferred across borders to countries or regions outside the People’s Republic of China.

3.18. Party A and Party B agree that the remaining portion of the security deposit (if any) paid by Party A to Party B or Party B’s affiliated companies based on previous cooperation with Party B or Party B’s affiliated companies (referring to the original security deposit minus any deductions, penalties, or other amounts subject to reduction) shall be handled according to Party B’s requirements. Party A shall replenish the security deposit as stipulated in the security deposit clause (if any).

IV. Limitation of Liability

4.1. In the event that Party A’s original service plan cannot be carried out normally due to Party B’s system upgrades or changes, Party A undertakes not to pursue Party B’s legal liability, provided that Party B is obliged to make its best efforts to avoid service interruption or limit the interruption to the shortest possible time.

4.2 Party A confirms and agrees that Party B makes no express or implied warranties or commitments regarding the click-through volume, visit volume, business performance, etc. of the information content obtainable by Party A and clients through the use of this Service. Furthermore, Party B does not guarantee that the service content will be clicked or viewed by users after Party B provides the service.

4.3 Should Party A’s breach of this Agreement cause losses to Party B and/or other relevant third parties (including but not limited to compensation amounts, litigation costs, attorney’s fees, notary fees, etc. that are legally required to be paid), Party A shall bear full liability for compensation. Party A agrees that, upon the occurrence of the foregoing, Party B has the right to cancel Party A’s account within Party B’s System at any time, and has the right to deduct the aforementioned fees and/or compensation for losses from amounts already paid by Party A.

4.4 To protect Party A’s rights and interests, Party B may suspend the provision of services upon detecting abnormal activity in Party A’s or its clients’ own information content and accounts.

4.5 If the third party mentioned above that files a complaint due to illegal or fraudulent activities in Party A’s designated information content or the product/service corresponding to the linked page, and provides legal

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evidence thereof, requires Party B to disclose basic information of Party A and its clients to the third party, including and limited to: name, address, contact information, based on laws, regulations, competent authority policies, etc., Party A acknowledges that Party B’s disclosure does not violate the relevant confidentiality provisions of this Agreement. If competent administrative authorities and judicial authorities require Party B to disclose information beyond the scope mentioned above, such disclosure shall likewise not be deemed a violation of the relevant confidentiality provisions of this Agreement.

4.6 Party B will provide corresponding security measures based on existing technology to ensure service security and normal provision. However, due to possible factors such as computer viruses, network communication failures, system maintenance, and potential force majeure events, Party B cannot guarantee absolute service security or normal service provision under all circumstances. Party A shall understand this and shall not hold Party B liable under the following circumstances:

(1) System downtime for maintenance;

(2) Failure of service equipment, communication, or any equipment resulting in inability to transmit data, or delays, inaccuracies, errors, omissions, etc.;

(3) System obstacles preventing business execution due to force majeure events such as typhoons, earthquakes, tsunamis, floods, power outages, wars, terrorist attacks;

(4) Service interruption or delay caused by hacker attacks, technical adjustments or failures by telecommunications departments, website upgrades, third-party issues, or other reasons;

(5) Inability to provide services or service delays caused by governmental actions, or judgments of domestic or international courts.

4.7 Party A confirms that its request for services for its designated information is based on Party A’s independent judgment and requires it to bear the risks itself. Party A shall bear alone any losses (if any) that may be caused to its computer systems or data loss as a result.

4.8 Party A agrees that Party B shall not be liable for any of the following circumstances:

(1) Failure to provide services not caused by Party B’s intent or negligence;

(2) Losses suffered by Party A and/or any third party caused by Party A’s intent or negligence;

(3) Party A’s violation of this Agreement or of Party B’s system rules. System rules include but are not limited to the rules listed in the ‘Rules for Determining Violations and Handling Procedures on the Super Huichuan Platform’ (subject to Party B’s actual naming) and the operating specifications clearly indicated within Party B’s System.

4.9 Party A assumes full responsibility for the truthfulness, legality, accuracy, and integrity of rights including intellectual property rights of the network information, designated information content, and the goods/services corresponding to the information (if any). Accordingly, Party A shall independently bear the responsibility for reviewing the aforementioned matters. Party A shall be responsible for bearing all liabilities arising from any disputes, complaints, or government penalties triggered by the aforementioned matters. If Party B pays compensation or fines first, Party A shall fully compensate Party B for its losses (including but not limited to fines from administrative law enforcement departments, compensation amounts, litigation costs, attorney’s fees, notary fees, etc., that are legally required to be paid) within 15 business days.

4.10 As the service provider under this Agreement, Party B warrants to Party A and its clients that its intellectual property rights, operational rights, and other rights in Party B’s Platform, Party B’s System, and Party B’s Media comply with relevant national laws and do not infringe upon the legal rights and interests of any third party outside this Agreement. If, during actual operation, Party B has any defects in its rights or any third party outside this Agreement asserts a claim of rights, Party B is obliged to ensure that Party A and its clients are exempted from liability and to take necessary measures to remove obstacles to the exercise of rights and performance of obligations under this Agreement.

V. Liability under the Agreement

5.1. Culpa in Contrahendo Liability

5.1. Under this Agreement, both parties warrant that they possess the requisite legal qualifications to engage in the cooperation under this Agreement and that they do not violate the representations and warranties in clause 3.1 of this Agreement. If the conclusion of the contract is flawed or the contract becomes invalid due to a party’s lack of qualification, the qualified party, in addition to having the right to unilaterally terminate this Agreement by

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written notice, has the right to pursue civil compensation from the unqualified party for the actual losses incurred as a result of the unqualified party’s culpa in contrahendo.

5.2. If the content submitted by Party A or its clients contains false advertising or otherwise violates relevant laws and regulations, Party B has the right to unilaterally terminate this Agreement, and Party A shall compensate Party B for all economic losses arising therefrom.

5.3. If Party A or its clients commit any violations during the receipt of services, they shall accept the penalties imposed by Party B in accordance with its latest published notices or rules. The definition of violations is detailed in the relevant documents.

5.4. Liability for Breach of Confidentiality Obligations

Provided that the disclosing party ensures the completeness and legality of the rights to the confidential information disclosed to the receiving party, if the receiving party refuses to perform the confidentiality obligations stipulated under this Agreement or implements the prohibitions in clause 6.5, thereby causing losses to the disclosing party, the receiving party shall be liable for compensation to the disclosing party, with the compensation amount capped at the disclosing party’s actual losses. If the receiving party’s actions involve gross negligence or intent, leading to serious consequences of disclosure, the disclosing party has the right to directly pursue the legal liability of the receiving party through judicial channels before the prosecuting authorities.

5.5. Party A shall sign and accept the constraints of the ‘Letter of Commitment on Integrity and Honesty’ (Appendix) and shall not provide any form of undue benefits to the employees, consultants, or the immediate family members of employees or consultants of Party B and its affiliated enterprises, nor engage in other behaviors that violate the content of the Letter of Commitment on Integrity and Honesty. Otherwise, Party A agrees that Party B has the right to immediately terminate this Agreement, and Party A shall bear liability for breach of contract to Party B by paying liquidated damages equal to the higher of (a) 30% of the total fees paid by Party A to Party B under this Agreement; or (b) the total amount of undue benefits provided in any form.

5.6. Liability for Breach of Payment Obligations

Where both parties have agreed upon a payment date and credit period, after Party B has performed its service obligations under this Agreement, if Party A refuses to perform its payment obligations to Party B on time or delays such performance, Party B has the right to require Party A to rectify such defective performance and to pursue liquidated damages from Party A at a rate of 5‰ per day of the total amount payable for that month. If Party A’s defective performance of its payment obligations persists for ten (10) days, Party B has the right to unilaterally terminate performance under this Agreement. The payment of liquidated damages does not imply the discharge of Party A’s debt under this Agreement; Party A shall still perform its payment obligations to Party B in accordance with the terms of this Agreement.

5.7. Other clauses of this Agreement stipulating liability.

VI. Confidentiality and Website System Security

6.1. The confidential information involved in this Agreement mainly refers to the following:

(1) Operational management information, including but not limited to: business strategies and plans, production and operational performance and financial data, existing and anticipated client and supplier information, financial information, human resources materials, business operation documents, and other similar information;

(2) Technical data information, including but not limited to: technical know-how and ideas, designs, processing flows, technical and integration solutions, implementation plans, consulting reports, computer programs (including source code and object code), and other similar information;

(3) Materials provided by both parties to each other during the pre-cooperation period or during the cooperation for the purpose of achieving the contract’s objectives, including but not limited to: contracts, agreements, meeting minutes for the cooperation between the parties, overall project implementation and process details (including but not limited to: all information that clients learn through Party B’s inquiry channels), and other similar information.

(4) Other information that must be kept confidential as indicated in a certain form.

6.2. The following information will not be deemed confidential:

6.2.1 If, at the time the information was obtained, it was already in the public domain.

6.2.2 If, after the information was obtained, it enters the public domain through no fault of the receiving party.

6.2.3 It is expressly obtained from a third party possessing legal rights without assuming an obligation to maintain confidentiality.

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6.3. Termination of Confidentiality Obligations

6.3.1 The information has come or subsequently comes into the public domain due to circumstances not attributable to the receiving party.

6.3.2 The disclosing party provides such information to a third party without requiring it to adhere to confidentiality obligations.

6.3.3 There is objective evidence that the receiving party was already aware of or had obtained such information prior to receiving the information conveyed by the disclosing party. Or the receiving party, relying on personnel who have not had direct or indirect access to the confidential information provided by the disclosing party, has achieved independent development in relevant aspects.

6.3.4 Continued confidentiality is impossible due to mandatory orders or enforcement by administrative authorities or judicial bodies. If the receiving party is unable to notify the disclosing party before or at the time the information is compulsorily disclosed, it shall provide timely and reasonable written notice to the disclosing party after such compulsory disclosure.

6.3.5 The conditions for legally terminating the confidentiality obligation have been met.

6.4. Disclosing Party’s Statement of Rights

The disclosing party shall guarantee the accuracy and completeness of the confidential information it discloses to the receiving party. The disclosing party possesses full and legal rights to disclose the confidential information, in whole or in part, to the receiving party.

6.5. Receiving Party’s Exercise of Rights and Confidentiality Obligations

The receiving party has the right to authorize employees (including but not limited to employees of its branches) who have a business need to know the confidential information to use and access such information, provided that such employees are aware of and agree to comply with the relevant terms of this Agreement, and through performing appropriate written agreements with the receiving party, are sufficiently bound to adhere to all terms of this Agreement. Without the disclosing party’s prior written authorization or consent, the receiving party shall not:

6.5.1 Disclose any confidential information to any third party;

6.5.2 Use the confidential information for the benefit of a third party;

6.5.3 Use the confidential information for purposes other than those contemplated under this Agreement.

6.6. Statement on Ancillary Obligations

This confidentiality obligation constitutes a statutory ancillary obligation to the performance of this Agreement. After the termination or expiration of this Agreement, unless the conditions in clause 6.3 are met, the obligations set forth in the confidentiality clause above shall not be discharged by the termination of this Agreement.

6.7. System Security:

Party A shall ensure the security of its own websites, its clients’ websites, and system operation. The transmitted information content shall not contain any malicious code or programs, shall not affect the normal operation of website systems, and shall not infringe upon the legal rights and interests of users and clients.

VII. Termination Clause

7.1. Both parties agree that either party may terminate the cooperation in writing in advance upon completing the following matters:

●	Both parties confirm that cooperation on the various platforms has been fully executed;
●	Mutual financial settlements have been completed.

7.2. Both parties agree that if one party to the contract is subject to any of the following circumstances, the other party has the right to notify the terminating party in writing to terminate the contract:

●A party becomes bankrupt or enters into bankruptcy liquidation proceedings, and such proceedings are not annulled within 14 calendar days;
●A party’s entity is revoked, its business license is revoked, or it is dissolved;
●A party is unable to continue performing this Agreement due to a force majeure event;

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●Party A fails to pay the service fees timely and in full within the payment period agreed by both parties, and fails to pay the full amount and liquidated damages even after Party B’s demand for payment.
●Party B may, based on its own business needs, terminate this Agreement by email notice with seven business days’ prior notice to the other party, and such termination shall not be deemed a breach. If the Agreement is terminated for this reason, to protect client interests, if a client still has prepaid amounts that have not been consumed, the unspent amount shall be allowed to be consumed over an extended period until it is fully consumed. Alternatively, upon Party A’s request, Party B may refund such amount to Party A according to Party B’s refund process.
●The agency party signs cooperation access documents (stipulating relevant pre-conditions for cooperation) with Party B before formal cooperation, and the agency party fails to meet the condition standards set forth in the access documents.
●The agency party, having chosen to accept Party B’s assessment, fails to pay the security deposit (if any) timely and in full according to the assessment rules, or Party A fails to meet the assessment standards, commits serious violations, etc.
●The agency party assigns any rights or obligations under this Agreement to a third party in any form without Party B’s written consent.
●The agency party misappropriates or uses beyond the scope the brands, trademarks, corporate names, etc. of Party B and its affiliated companies in violation of this Agreement. Or causes goodwill damage to Party B and Party B’s affiliated companies due to illegal or non-compliant promotion.
●Other termination events stipulated in this Agreement.

VIII. Miscellaneous Provisions

8.1. Regarding the relevant rules that Party B may from time to time issue and update concerning the services through its system, email, or other means, including but not limited to information upload, click statistics management, policies, management systems, and rules, Party A agrees to comply with such rules. If the name or link of a rule changes, the changed version shall prevail. Should Party A violate any applicable rule, Party B has the right to take corresponding actions against Party A in accordance with the provisions of this Agreement and the relevant rules.

8.2. During the term of this Agreement, unless expressly provided for in this Agreement, neither party may use the other party’s brand or logo without authorization. After the termination of this Agreement, neither party may use the other party’s brand or logo for any commercial purpose without authorization.

8.3. The validity, interpretation, performance, jurisdiction, and dispute resolution of this Agreement shall be governed by the laws of the mainland region of the People’s Republic of China. Any dispute arising from or in connection with this Agreement shall be subject to the jurisdiction of the People’s Court located in Party B’s locality.

8.4. Any notice or written correspondence between the parties must be written in Chinese and sent via email, fax, personal delivery (including express courier), or registered mail to the contact address set forth in the preamble of this Agreement.

8.5. If the notice or correspondence is delivered by fax, the date of receipt shall be the exact time shown on the fax transmission record. However, if the fax is sent after 5:00 p.m. on that day, or if the time in the recipient’s location is not a business day, the date of receipt shall be the next business day in the recipient’s location. If the notice or correspondence is delivered by email, it shall be deemed delivered on the next business day after the email is sent. If the notice or correspondence is delivered by personal delivery (including express courier), the date of receipt shall be the date of signature by the recipient.

8.6. Party A and Party B agree that the following email addresses shall serve as the designated means of contact. The parties may engage in communications regarding the specific implementation matters of the agreement. During the period before the Specific Terms are signed, the parties may cooperate based on the cooperation standards agreed upon by the aforementioned contacts through the agreed email addresses. The content expressed (without altering the substantive content of the Agreement) may serve as the basis for the parties’ execution of the Agreement. Specifically:

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Party A acknowledges that the email address of its contact person shall serve as the means of contact for mutual notifications and content confirmation between the parties. If a change is required, Party A shall notify Party B in writing of the changed email address 3 days prior to the effective change; otherwise, Party A shall bear all losses incurred.

Party B designates email addresses with the suffix @alibaba-inc.com as the means of contact for mutual notifications and content confirmation between the parties.

During the term of the cooperation, if a contact method changes, the changing party shall promptly notify the other party. Otherwise, any losses resulting from the failure to timely notify shall be borne by the party delaying such notification.

8.7. Party A and its affiliates acknowledge and agree that Party B has the right to adjust the platform name (including ‘Super Huichuan Platform, a subsidiary of Alibaba Group’ or ‘Super Huichuan Platform’). If Party B adjusts the platform name, it is not required to separately notify Party A and its affiliates. The platform name shall be as announced or notified by Party B. A change in Party B’s platform name shall not affect the rights and obligations of the parties under the original platform name, and Party A shall continue to comply with the original platform management systems and rules.

8.8. This Agreement shall take effect upon being sealed by both parties. This Agreement is executed in duplicate, with each party holding one copy.

8.9. If the cooperation continues after the expiration of this Agreement, both parties agree that this Agreement and other related policies and agreements shall remain valid. The validity of the aforementioned agreements shall continue until the parties sign a new cooperation agreement or otherwise mutually agree.

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Specific Terms for Agency

Both parties jointly confirm that they will strictly abide by the content of the “Specific Terms for Agency”. These Specific Terms for Agency, together with the General Terms, the “Specific Terms of the Client Framework Agreement”, the “Order Contract”, and other relevant appendices, constitute a complete “Super Huichuan Platform Cooperation Agreement” (hereinafter referred to as “this Agreement”). This Agreement and each of its individual components are legally binding upon both parties. Both parties also explicitly acknowledge that the signing of these Specific Terms for Agency shall supersede any prior agreements reached between them, whether orally or in writing. The parties shall act in accordance with prior agreements before signing, and shall act in accordance with the content of these Specific Terms for Agency after signing.

I. The parties agree that Party B shall provide the agreed services to Party A through its platform or software system; Party A shall pay service fees and handle other related cooperation matters to Party B in accordance with the payment and settlement methods and prices stipulated in the Specific Terms for Agency of this Contract.

II. Definitions

1. Performance-Based Products: Products that are realized through the software system provided by Party B, according to Party B’s specific product policies, and are charged based on CPC or other methods. After Party A’s service requirements and content are acknowledged by both parties, Party A must complete the registration process on Party B’s relevant software system and confirm acceptance of the relevant content and service terms, thereby becoming an official user of Party B’s performance-based products and enjoying the following performance-based product services:

(1) Information Technology Services and Information Publishing Service: Party A uses Party B’s software system to submit, modify, and review distribution content or materials, and to submit and adjust system bids at any time. To enhance the efficiency and quality of Party A’s information display and distribution, and improve conversion rates, Party B provides a series of information technology services to Party A, leveraging Party B’s network technology, software systems, or applications. These services include dynamic analysis, monitoring, integration, calculation, processing of user demand data, and the creation of corresponding data models. They involve technically analyzing the match between Party A’s distributed content and user needs, resource allocation and targeted information distribution based on machine learning and other technical means, management and sorting strategy design for creatives and materials, and real-time updates on traffic conversion value estimation and evaluation, finally displaying Party A’s designated content or information on the front end.

(2) Other Technical Services: Including but not limited to other technical services such as utilizing various online tools provided by Party B to improve data analysis and management efficiency.

2. Billing Method:

1) CPD (Cost-Per-Download): Payment is made based on effective downloads. An effective download means when a user uses a mobile terminal device to download Party A’s product once through the services provided by Party B, it counts as one effective download. Regardless of how many times Party A’s same product is repeatedly downloaded on the same mobile terminal device, only one effective download is counted.

2) CPT (Cost-per-time): A cooperation method where a fixed fee within a settlement cycle serves as the billing basis.

3) CPC (Cost-Per-Click): A cooperation method where each valid click by a user serves as the billing basis.

4) CPM (Cost-per-impression): A cooperation method where every thousand impressions serves as the billing basis.

5) CPA (Cost-Per-Action): A cooperation method where the cost per action is billed based on the actual effect of information delivery.

III. Cooperation Metho

1. Party A shall ensure the legal rights to its designated information, bear the guarantee of exemption from liability, and possess legal authorization under the premise of ensuring that the designated information it provides does not contain information that infringes upon the legal rights and interests of Party B and third parties. Party B shall utilize its system and platform to provide Party A with the services described in this Order Contract.

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2. The parties agree that the cooperation method for performance-based products shall be as specified in the following table and manner:

Product Name: Search Bidding / Information Feed Bidding / App Distribution Bidding

Billing Method: System Bidding, Payment by CPC

Position: Subject to the display in the bidding system

Service Period: From Jan. 1, 2026 to Dec. 31, 2026.

IV. Cooperation Policy

1. As a cooperation partner for Party B’s agreed services, Party A provides Party B with high-quality clients, manages client accounts, etc. Party B shall provide incentives to Party A in accordance with the cooperation policy.

2. For details of the specific cooperation policy under this Agreement, please refer to the management policies and standards of the Super Huichuan Platform, a subsidiary of Alibaba Group.

3. During the term of this Agreement, Party B has the right to change the specific content of the aforementioned policy based on its own operational needs or other considerations. For any modifications or supplements to the policy content, Party B shall notify Party A in writing or via email. After a policy change, the parties shall implement the new policy starting from the next quarter following the date of the policy change. The implementation of the new policy shall not have retroactive effect.

V. Client Scope and Assessment Rules

1. Party A’s client scope shall strictly comply with the platform rules such as client development rules issued by Party B, its affiliates, and the Super Huichuan Platform, a subsidiary of Alibaba Group.

2. Agency Assessment Rules: As Party B’s cooperation partner, Party A shall accept Party B’s assessment of Party A and meet Party B’s assessment requirements. Party B’s assessment requirements for Party A shall be implemented in accordance with the ‘Access Standards for KA Agencies on the Super Huichuan Platform, a subsidiary of Alibaba Group’ (subject to Party B’s actual naming).

3. If an agency commits any violations, Party B, its affiliates, and the Super Huichuan Platform, a subsidiary of Alibaba Group, have the right to terminate the cooperation with the agency. For the determination of violations and assessment standards, please refer to the ‘Management Measures for KA Agencies on the Super Huichuan Platform’ (subject to Party B’s actual naming; any modifications to the relevant rules shall not affect previously determined incentives or penalties). The ‘Management Measures for KA Agencies on the Super Huichuan Platform’ shall be an integral part of the ‘Specific Terms for Agency’ and an inseparable component thereof, and Party A shall comply with them.

VI. Payment

1. Payment Method

Party A and Party B agree that settlement shall be based on the settlement data, payment details displayed in Party B’s system, and the financial credit period assessed by Party B’s platform. If Party A fails to make payment on time, it shall additionally pay liquidated damages to Party B at a rate of 0.005% per day of the amount due for that period. Concurrently, Party B may take other measures such as termination, suspension, or interruption of services to mitigate losses, urge Party A to make payment, and reserves the right to take further actions.

2. Party B’s Receiving Account Information

Party B’s receiving account information shall be subject to the information displayed by Party B in the “Finance Center of the Super Huichuan Delivery Platform”.

3. Invoice: Party A shall provide Party B with its accurate and complete invoicing information. Party B shall issue a formal VAT invoice that meets the requirements of the tax authorities to Party A within 10 business days after providing the services, receiving Party A’s payment, and upon Party A’s submission of an invoice application.

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VII. Specific Implementation of Cooperation Policy

1. The parties shall review the business performance of the previous quarter in the first month of the next quarter, provided that Party A has made payment in accordance with this Contract. Party B shall propose the incentive amount for that quarter in writing, and the parties shall jointly determine it.

2. Party A and Party B agree that for quarterly incentives, the parties shall jointly confirm the incentive amount for the previous quarter within the next quarter through designated contacts and email addresses in accordance with the cooperation policy. Settlement shall occur after the parties reach mutual confirmation.

3. For annual incentives, Party A and Party B shall jointly confirm the annual incentive amount for the previous year within the first quarter of the following year through designated contacts and email addresses in accordance with the cooperation policy. Settlement shall occur after the parties reach mutual confirmation.

4. Party A’s Receiving Account Information:

Party A’s receiving account information shall be subject to the information displayed by Party A in the “Finance Center of the Super Huichuan Delivery Platform”.

5. If Party A has overdue and unpaid service fees and fails to pay them even after Party B’s demand for payment, Party B has the right to deduct the corresponding overdue amount from the quarterly and annual incentives to be paid and pay the remaining incentive amount to Party A.

6. The parties acknowledge that the incentives agreed to be paid by Party B to Party A under this Agreement constitute a sales discount provided by Party B based on Party A’s actual cumulative consumption amount. After the parties jointly confirm the aforementioned sales discount amount, Party A shall promptly cooperate with Party B to issue a VAT red invoice. Party B may only pay the incentive amount to Party A after the VAT red invoice is successfully issued.

----------------------------- (No text below, signature area) -----------------------------

Party A Signature Area:	Party B Signature Area:

Beijing Baosheng Network Technology Co., Ltd. - Contract Seal (Seal)	Guangzhou Juyao Information Technology Co., Ltd. - Contract Seal (Seal)

March 9, 2026

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Service Agency Terms

Through equal and amicable negotiations, Party A and Party B have reached the following terms regarding the cooperative matters related to Party A providing information technology services to Party B, for mutual adherence.

These “Super Huichuan Platform Service Agency Cooperation Agreement - Service Agency Terms” constitute the basic terms for the technical cooperation, such as account maintenance and optimization, entrusted by clients to Party A, in order to better serve clients and enhance the effectiveness of their campaigns on Party B’s platform. The parties agree that Party A shall provide services to clients through Party B’s platform or software system; Party A, entrusted and authorized by clients and while complying with client requirements, shall provide maintenance services for accounts. Party B shall pay Party A account maintenance information technology service fees and handle other related cooperation matters as agreed by both parties.

In this Agreement, either Party A or Party B may be referred to as a “Party”, and Party A and Party B collectively shall be referred to as the “Parties”.

I. Definitions and Explanation of Terms

1. Service Agency: Or ‘Service Provider’, refers to a corporate entity that, with client consent and in accordance with client requirements and authorization, provides services such as advertising account optimization and material creation and upload for clients in its own name. In this Agreement, it refers to Party A.

2. Super Huichuan Platform (referred to as “Party B’s System”):

Refers to a marketing and promotion platform that, authorized by media, legally operates media marketing and promotion businesses, monetizing media traffic through delivery systems such as Super Huichuan. Authorized media (also referred to as “Party B’s Media”) include, but are not limited to, Shenma Search (website: sm.cn), UC Browser, Shuqi, Quark, Wandoujia, PP Assistant, and other media that have a cooperative relationship with Super Huichuan, subject to the specific approval of Party B or the Super Huichuan Platform.

3. Party B’s Software System (referred to as “Party B’s System”):

Refers to the network technology software system developed and operated by Party B or its affiliates, through which Party A can directly upload designated information, submit promotion requests, and formulate customer acquisition and conversion effect plans; concurrently, the functions of this system also include, based on Party A’s designated information and effect objectives, achieving final effect conversions such as clicks, views, downloads, transactions, etc. by users through technical capabilities such as models and data analysis, as well as performing data statistical analysis and management of effect conversion data such as click-through counts.

4. Party B’s Media:

Refers to client software or platforms (including previously released versions and versions to be released in the future) that are legally owned by Party B or its affiliates, for which they hold operational rights, or with which they cooperate with other third parties, and which are configured for application on Android, iOS, and other mobile terminal operating platforms.

5. Designated Information:

Refers to the information content that, after confirmation by the client, the client authorizes Party A to maintain, upload, or provide, including but not limited to: links, text descriptions, images, videos, and other content, as well as the page pointed to after a click.

6. Technical Service Fee:

Refers to the technical service fee paid by Party B to Party A for the services stipulated in this Agreement provided by Party A, which may be referred to as the “Technical Service Fee” in this Agreement.

7. Party B’s Client/Client:

Refers to civil or commercial entities that place or submit promotion requests through Party B’s system.

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II. Cooperation Content and Method

1. Party A and Party B confirm that, after obtaining the client’s written or email confirmation, Party A shall maintain the client’s delivery account in accordance with the client’s entrusted and authorized matters and comply with the requirements of Party B or Party B’s client. Party A shall perform operational services through Party B’s system according to Party B’s client’s requirements, enabling the display of their designated keywords and designated information on the front end, or dynamically collect, process, store, retrieve, and compute information according to certain rules, and obtain data processing results, while also meeting the usage requirements of Party B’s System.

2. All designated information uploaded by Party A on Party B’s System/Platform/Media shall comply with the provisions of the current laws and regulations of China and shall not involve any act that infringes upon the legal rights of any other third party.

3. The aforementioned designated information is subject to Party B’s review and approval before services can be accepted for display or optimization. Once the designated information is reviewed and approved, it shall not be arbitrarily modified or changed.

4. For Party A or Party B’s clients requiring the use of Party B’s System, they must register themselves through Party B’s System to become registered users of the system. Party A shall operate designated keywords and designated information through Party B’s System on its own. Party A’s operations shall comply with Party B’s specifications and requirements as well as the requirements of laws, regulations, and policies. Party A shall properly safeguard its username and password in Party B’s System and shall not disclose them to any third party. Any losses incurred due to Party A’s improper management of its account shall be borne by Party A itself.

5. Party A and Party B confirm that, except where a designated third-party data monitoring company provides delivery statistical data services or otherwise agreed by the parties, all statistical data under this Agreement (including but not limited to PV for information publishing positions, UV, cooperation revenue, click-through counts, download counts, etc.) shall be governed by Party B’s statistical methods and results. Party B’s System provides the function for Party B’s client accounts to query balances; Party A, after obtaining authorization from Party B’s client, can query relevant data in real-time through Party B’s System platform. Concurrently, Party B guarantees the objectivity and authenticity of the statistical data.

6. If Party A has any objection to the statistical data, it shall raise a written objection for the preceding month within the first three business days of the following month, and both parties shall jointly confirm the data. If Party A fails to raise a written objection within the aforementioned period, it shall be deemed that Party A accepts Party B’s click data statistics for the previous month and that Party B has duly completed its services for that month.

7. If Party A wishes to engage in business agency cooperation beyond service agency with Party B and/or its affiliates, it may, with the consent of Party B and/or its affiliates, separately sign an agency cooperation agreement, and Party A shall provide services based on its client’s entrustment.

8. As Party B’s service agency, Party A shall accept Party B’s assessment of Party A and meet Party B’s assessment requirements. Party B’s assessment requirements for Party A shall be implemented in accordance with the ‘Access Standards for KA Agencies on the Super Huichuan Platform, a subsidiary of Alibaba Group’ (subject to Party B’s actual naming). If Party A commits any violations, Party B, its affiliates, and the Super Huichuan Platform, a subsidiary of Alibaba Group, have the right to terminate the cooperation. For the determination of violations and assessment standards, please refer to the ‘Management Measures for KA Agencies on the Super Huichuan Platform’ (subject to Party B’s actual naming; any modifications to the relevant rules shall not affect previously determined incentives or penalties). The ‘Management Measures for KA Agencies on the Super Huichuan Platform’ shall be an integral part of the ‘Service Agency Terms’ and an inseparable component thereof, and Party A shall comply with them.

9. The term of this Agreement shall commence on Jan. 1, 2026 and terminate on Dec. 31, 2026.

III. Special Provisions on Rights and Obligations

1. Representations and Warranties of Party A and Party B

(1) Both parties warrant that they are independent legal entities duly established and validly existing under the relevant laws of the People’s Republic of China, possessing full statutory civil rights and civil capacity to exercise their rights and perform their obligations under this Agreement. Concurrently, when exercising rights or performing obligations under this Agreement, their actions do not violate any restrictions imposed by applicable laws binding upon them, nor infringe upon the legal rights and interests of any other party to this Agreement;

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(2) The legal representatives or authorized agents of both parties have obtained sufficient and complete legal qualifications or authorization to represent their respective legal entities in signing this Agreement;

(3) Party A must notify Party B prior to any change in its equity structure, company name, legal representative, directors, supervisors, or core executives. Party B has the right to determine whether such changes have a material impact on this cooperation and decide whether to continue the cooperation. If Party A fails to notify Party B of the aforementioned changes in advance, Party B has the right to terminate the cooperation and revoke Party A’s service permissions.

2. Party A confirms that it shall obtain authorization and entrustment from Party B’s client in advance, and shall promptly provide them to Party B. After obtaining authorization, it shall operate the account established by Party B’s client on its behalf. Party B shall notify Party A of designated sub-account information, service requirements, and related materials via email. Party A acknowledges this notification method and shall act in accordance with Party B’s notice. Party A ensures that it and its clients possess legal and genuine qualifications and credentials, and that the information content has been reviewed and approved by relevant government authorities (if required). If Party B suffers any claims, demands, lawsuits, etc. from any third party, or incurs any warnings, penalties, fines, etc. from any administrative law enforcement authorities due to insufficiency or authenticity defects in Party A’s or its clients’ qualifications, supporting documents, etc., Party A shall compensate Party B for its losses, including but not limited to attorney’s fees, litigation costs, travel expenses, notary fees, and all other reasonable expenses.

3. Party A undertakes to strictly complete the optimization and maintenance work for the designated client’s delivery account in accordance with Party B’s client and Party B’s system requirements:

(1) Perform operations on delivery materials through Party B’s service platform according to Party B’s client’s requirements, completing tasks such as modifying, uploading, and deleting delivery materials;

(2) Accurately and reasonably set up delivery plans and keywords for all delivery materials operated by Party A through Party B’s service platform, completing data statistics tasks including but not limited to keyword bidding, targeting audience selection, etc.

(3) Other account maintenance, management, and optimization services entrusted by Party B’s client.

4. Party A guarantees that the textual, graphic, video, or linking information resources it provides do not contain any content that violates relevant national laws, regulations, policies, notices, directives, or international treaties recognized or acceded to by the People’s Republic of China, including but not limited to content that endangers national security, is obscene or pornographic, is false, fraudulent, insulting, defamatory, threatening or harassing, infringes or allegedly infringes upon others’ intellectual property rights, personal rights or other legal rights and interests, or contravenes public order and good morals.

5. Party A’s information content shall not involve any content that violates the law or public order and good morals, specifically including but not limited to:

(1)Endangering national security, leaking state secrets, subverting state power, undermining national unity, or harming national honor and interests;

(2)Inciting ethnic hatred or discrimination, or undermining ethnic unity;

(3)Undermining state religious policies, or propagating cults and feudal superstitions;

(4)Spreading rumors, disrupting social order, or undermining social stability;

(5)Spreading obscenity, pornography, gambling, violence, murder, terror, or inciting crime;

(6)Insulting or defaming others, or infringing upon the legal rights and interests of others;

(7)Web pages or software content containing viruses or other malicious charge codes;

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Should Party A violate the provisions of this clause, Party B has the right to refuse display or delete the content at any time after display, and to set the system to prevent the display of all information content submitted by Party A, and has the right to unilaterally terminate this Agreement. Termination of this Agreement does not exempt Party A from paying liquidated damages or bearing liability for compensation to Party B. Party B has the right to deduct the aforementioned amounts from the payments due to Party A.

6. Party A understands and undertakes that if, due to reasons attributable to Party A, any disputes, disagreements, conflicts, claims, demands, or lawsuits arise between Party B and its clients based on transactions under this Agreement, such matters shall be resolved by Party A and the clients themselves. Party A hereby releases Party B from all liabilities related thereto, including but not limited to compensation for infringement, payment of outstanding amounts, etc.

7. Party B has the right to review the information content, format, and related document qualifications provided by Party A. For content that does not comply with laws and regulations, or which Party B has reason to believe would adversely affect Party B if displayed, Party B has the right to require Party A to complete the modification of the content within 3 days of receiving written (including email) notice of modification from Party B. Prior to Party A making the modifications as required by Party B, Party B has the right to refuse to display the content and shall not be liable for any service delays resulting therefrom. If Party A refuses to modify the content or delays in modifying the content, thereby affecting the normal conduct of Party B’s business, Party B has the right to unilaterally terminate this Agreement and require the responsible party to compensate Party B for all economic losses incurred by Party B during the period of delay.

8. If Party B or its client needs to make any modifications to, or replacement of, the designated information, Party A shall complete the modification or replacement in the manner and within the timeframe specified in Party B’s written or system notice. Should Party A or its client need to make any modifications to, or replacement of, the designated information, they must apply to Party B in writing or via system application at least 3 business days in advance. The new designated information can only replace the original information after being reviewed and approved by Party B. Any unauthorized modification or replacement without Party B’s review shall be deemed a breach of contract by Party A and shall be handled in accordance with the liability for breach of contract clause of this Agreement.

9. If a third party complains to Party B that the designated information content or the product/service corresponding to the linked page involves illegal or fraudulent activities, and provides legal evidence thereof, Party B has the right to immediately take down or delete the relevant product or page. Concurrently, Party B shall cease providing the services stipulated in this Contract. Party A and Party B also confirm that if the third-party complaint is valid, Party B is not required to pay the remaining technical service fee amounts to Party A. If the relevant content was provided by Party A without authorization, Party A shall bear all liabilities arising therefrom and be responsible for compensating Party B for all losses incurred by Party B as a result.

10. Party B’s review and approval of Party A’s information content does not exempt Party A from the responsibilities it shall bear for any violation of relevant legal provisions by such qualifications or content.

11. In the case of technical services where the technical service fee is calculated based on a fixed duration, should errors in broadcasting or omissions occur due to reasons attributable to Party A, Party A shall provide supplementary services in accordance with Party B’s client’s requirements.

12. Restrictions on Assignment of Rights and Obligations and Prohibitive Provisions on Fraudulent Performance”

(1)Unless required by statutory conditions or mutually agreed in writing by both contracting parties, neither party may unilaterally assign the rights and obligations under this Agreement in any manner;

(2)Both contracting parties shall not harm user interests or each other’s reputation through improper means such as fraud. It is strictly prohibited to intentionally inflate or deflate click counts or access volume through various malicious means to obtain illegal benefits. Once discovered, this will be deemed fraudulent performance of the contract, and the non-breaching party has the right to immediately and unconditionally terminate this Agreement and submit the matter to the national prosecutorial authorities for judicial handling.

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13. Both parties undertake to comply with applicable laws and regulations regarding the protection of personal information and privacy, freedom of communication, and ensuring network security operation. In the transmission of personal information in the performance of this Agreement, Party A undertakes:

(1) Personal information has been de-identified prior to transmission in accordance with the requirements of applicable information protection laws;

(2) The personal information transmitted is complete, accurate, and up-to-date;

(3) Security measures such as encryption have been applied to the personal information transmitted;

(4) At the time of collecting personal information, the obligation to inform the personal information subject has been fulfilled in accordance with the requirements of applicable information protection laws, and authorization has been obtained from the personal information subject for the processing of personal information under this Agreement and the provision of personal information to Party B; if it involves obtaining personal information from a third party, it undertakes to ensure that such third party has fulfilled the aforementioned requirements for notification and authorization. Upon Party B’s request, written proof of such authorization will be provided;

(5) When transmitting personal information to Party B, the requirements stipulated by applicable laws and the security measures required by Party B have been implemented;

(6) It will not transmit to Party B personal information collected in violation of applicable information protection laws or without obtaining authorization from the relevant personal information subject.

14. Party A undertakes not to decrypt Party B’s data or data analysis results through methods such as reverse engineering, decompiling, or disassembling, or to use other means to attempt to trace, locate, or reverse-engineer specific users or user personal information. The data and information obtained through this cooperation shall be used solely for the purposes, methods, and scope described in this Agreement or other written requests from both parties, and shall not be used for any other purpose without the other party’s written authorization.

15. Both parties undertake that data obtained in this cooperation will not be transferred across borders to countries or regions outside the People’s Republic of China.

16. Party A and Party B agree that the remaining portion of the security deposit (if any) paid by Party A to Party B or Party B’s affiliated companies based on previous cooperation with Party B or Party B’s affiliated companies (referring to the original security deposit minus any deductions, penalties, or other amounts subject to reduction) shall be handled according to Party B’s requirements. Party A shall replenish the security deposit as stipulated in the security deposit clause (if any).

IV. Settlement Terms

1. Party A and Party B agree that the settlement data within this Order Contract shall be based on the data from Party B’s statistical platform. Party B shall ensure the authenticity and legality of the statistical data. Should Party B or Party A have any objection to the statistical data, a written objection for the preceding month shall be raised within the first three business days of the following month. If Party B and Party A fail to raise a written objection within the aforementioned period, it shall be deemed that Party B and Party A accept Party B’s click data statistics and that Party B has duly completed its services. Data objections shall not affect the settlement and payment for the non-disputed portion.

2. If the discrepancy in the disputed data between the parties does not exceed 5%, Party B’s statistical data shall prevail. If the disputed data discrepancy exceeds 5%, the parties shall jointly investigate the cause of the data discrepancy and, based on the actual circumstances, negotiate a solution through mutual understanding and concession. If the cause cannot be determined, the parties may negotiate a compromise solution. Party B shall pay the technical service fee to Party A based on the quarterly consumption amount and product lines of the sub-accounts maintained by Party A, in accordance with the service provider policy, the specific content of which shall be governed by Party B’s service provider policy confirmed in writing or via email. Party A shall issue a valid special VAT invoice for the corresponding amount to Party B, with a tax rate of 6%, within 10 business days prior to Party B’s payment. For any delay in invoice issuance, issuance of an invoice not conforming to Party B’s requirements, or failure of invoice verification due to reasons attributable to Party A, Party B’s payment date shall be postponed accordingly, and Party B shall not bear any liability for breach of contract.

3. The invoicing information and receiving account information for both Party A and Party B shall be subject to the information displayed by each party in the ‘Finance Center of the Super Huichuan Delivery Platform’.

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V. Limitation of Liability

1. In the event that Party A’s original service plan cannot be carried out normally due to Party B’s system upgrades or changes, Party A undertakes not to pursue Party B’s legal liability, provided that Party B is obliged to make its best efforts to avoid service interruption or limit the interruption to the shortest possible time.

2. Should Party A’s breach of this Agreement cause losses to Party B and/or other relevant third parties (including but not limited to compensation amounts, litigation costs, attorney’s fees, notary fees, etc. that are legally required to be paid), Party A shall bear full liability for compensation. Party A and Party B agree that, upon the occurrence of the foregoing, Party B has the right to cancel Party A’s account within Party B’s System at any time, and has the right to deduct the aforementioned fees and/or compensation for losses from amounts already paid or to be paid by Party B, or from amounts to be paid by Party A.

3. To protect the rights and interests of Party A and Party B, Party B may suspend the provision of services upon detecting abnormal activity in Party A’s or its clients’ own information content and accounts.

4. If the third party mentioned above that files a complaint due to illegal or fraudulent activities in the designated information content or the product/service corresponding to the linked page, and provides legal evidence thereof, requires Party B to disclose basic information of Party B, Party A, and its clients to the third party, including and limited to: name, address, contact information, based on laws, regulations, competent authority policies, etc., Party A acknowledges that Party B’s disclosure does not violate the relevant confidentiality provisions of this Agreement. If competent administrative authorities and judicial authorities require Party B to disclose information beyond the scope mentioned above, such disclosure shall likewise not be deemed a violation of the relevant confidentiality provisions of this Agreement.

5. Party B will provide corresponding security measures based on existing technology to ensure the security and normal provision of technical services. However, due to possible factors such as computer viruses, network communication failures, system maintenance, and potential force majeure events, Party B cannot guarantee absolute service security or normal service provision under all circumstances. Party A shall understand this and shall not hold Party B liable under the following circumstances:

(1) System downtime for maintenance;

(2) Failure of service equipment, communication, or any equipment resulting in inability to transmit data, or delays, inaccuracies, errors, omissions, etc.;

(3) System obstacles preventing business execution due to force majeure events such as typhoons, earthquakes, tsunamis, floods, power outages, wars, terrorist attacks;

(4) Service interruption or delay caused by hacker attacks, technical adjustments or failures by telecommunications departments, website upgrades, third-party issues, or other reasons;

(5) Inability to provide services or service delays caused by governmental actions, or judgments of domestic or international courts.

6. Party A confirms that its actions in providing services are based on Party A’s independent judgment and require it to bear the risks itself. Party A shall bear alone any losses (if any) that may be caused to its computer systems or data loss as a result.

7. Party A agrees that Party B shall not be liable for any of the following circumstances:

(1) Failure to provide services not caused by Party B’s intent or negligence;

(2) Losses suffered by Party B, Party A, and/or any third party caused by Party A’s intent or negligence;

(3) Party A’s violation of this Agreement or of Party B’s system rules. System rules include the operating specifications clearly indicated within Party B’s System and other normative documents issued by Party B.

8. Party A assumes full responsibility for the truthfulness, legality, accuracy, and integrity of rights including intellectual property rights of the network information, designated information content, and the goods/services corresponding to the information (if any). Accordingly, Party A shall independently bear the responsibility for reviewing the aforementioned matters. Party A shall be responsible for bearing all liabilities arising from any disputes, complaints, or government penalties triggered by the aforementioned matters. If Party B pays compensation or fines first, Party A shall fully compensate Party B for its losses (including but not limited to fines from administrative law enforcement departments, compensation amounts, litigation costs, attorney’s fees, notary fees, etc., that are legally required to be paid) within 15 business days.

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9. Party B warrants that its intellectual property rights, operational rights, and other rights in Party B’s Platform, Party B’s System, and Party B’s Media comply with relevant national laws and do not infringe upon the legal rights and interests of any entity.

VI. Liability under the Agreement

1. Culpa in Contrahendo Liability

Under this Agreement, both parties warrant that they possess the requisite legal qualifications to engage in the cooperation under this Agreement and that they do not violate the representations and warranties in this Agreement. If the conclusion of the contract is flawed or the contract becomes invalid due to a party’s lack of qualification, the qualified party, in addition to having the right to unilaterally terminate this Agreement by written notice, has the right to pursue civil compensation from the unqualified party for the actual losses incurred as a result of the unqualified party’s culpa in contrahendo.

2. If the content, information, or supporting documents submitted by Party A or its clients contain false advertising or otherwise violate relevant laws and regulations, Party B has the right to unilaterally terminate this Agreement and has the right to demand that the provider of the aforementioned materials compensate Party B for all economic losses arising therefrom.

3. If Party A commits any violations during the service process, it shall accept the penalties imposed by Party B in accordance with Party B’s clearly indicated operating specifications. The definition of violations is detailed in the system rules, including the operating specifications clearly indicated within Party B’s System and other normative documents and notices issued by Party B in writing, such as via email.

4. Liability for Breach of Confidentiality Obligations

Provided that the disclosing party ensures the completeness and legality of the rights to the confidential information disclosed to the receiving party, if the receiving party refuses to perform the confidentiality obligations stipulated under this Agreement or implements the prohibitions in clause 6.5, thereby causing losses to the disclosing party, the receiving party shall be liable for compensation to the disclosing party, with the compensation amount capped at the disclosing party’s actual losses. If the receiving party’s actions involve gross negligence or intent, leading to serious consequences of disclosure, the disclosing party has the right to directly pursue the legal liability of the receiving party through judicial channels before the prosecuting authorities.

5. Party A shall sign and accept the constraints of the ‘Letter of Commitment on Integrity and Honesty’ and shall not provide any form of undue benefits to the employees, consultants, or the immediate family members of employees or consultants of Party B and its affiliated enterprises, nor engage in other behaviors that violate the content of the Letter of Commitment on Integrity and Honesty. Otherwise, Party A agrees that Party B has the right to immediately terminate this Agreement, and the breaching party shall bear liability for breach of contract to Party B by paying liquidated damages equal to the higher of (a) 30% of the total fees paid by Party B to Party A under this Agreement; or (b) the total amount of undue benefits provided in any form.

6. Liability for Breach of Payment Obligations

Where both parties have agreed upon a payment date and credit period, and after the disclosing party has performed its service obligations under this Agreement, if Party B refuses to perform its payment obligations to Party A on time or delays such performance, Party A has the right to require Party B to rectify such defective performance and to pursue liquidated damages from Party B at a rate of 0.005% per day of the total amount payable for that month. If Party B’s defective performance persists for thirty (30) days, Party A has the right to unilaterally terminate performance under this Agreement.

7. Other clauses of this Agreement stipulating liability.

VII. Confidentiality and Website System Securit

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1. The confidential information involved in this Agreement mainly refers to the following:

(1) Operational management information, including but not limited to: business strategies and plans, production and operational performance and financial data, existing and anticipated client and supplier information, financial information, human resources materials, business operation documents, and other similar information;

(2) Technical data information, including but not limited to: technical know-how and ideas, designs, processing flows, technical and integration solutions, implementation plans, consulting reports, computer programs (including source code and object code), and other similar information;

(3) Materials provided by both parties to each other during the pre-cooperation period or during the cooperation for the purpose of achieving the contract’s objectives, including but not limited to: contracts, agreements, meeting minutes for the cooperation between the parties, overall project implementation and process details (including but not limited to: all information that clients learn through Party B’s inquiry channels), and other similar information.

(4) Other information that must be kept confidential as indicated in a certain form.

2. The following information will not be deemed confidential:

(1)If, at the time the information was obtained, it was already in the public domain.

(2)If, after the information was obtained, it enters the public domain through no fault of the receiving party.

(3)It is expressly obtained from a third party possessing legal rights without assuming an obligation to maintain confidentiality.

3. Termination of Confidentiality Obligations

(1)The information has come or subsequently comes into the public domain due to circumstances not attributable to the receiving party.

(2)The disclosing party provides such information to a third party without requiring it to adhere to confidentiality obligations.

(3)There is objective evidence that the receiving party was already aware of or had obtained such information prior to receiving the information conveyed by the disclosing party. Or the receiving party, relying on personnel who have not had direct or indirect access to the confidential information provided by the disclosing party, has achieved independent development in relevant aspects.

(4)Continued confidentiality is impossible due to mandatory orders or enforcement by administrative authorities or judicial bodies. If the receiving party is unable to notify the disclosing party before or at the time the information is compulsorily disclosed, it shall provide timely and reasonable written notice to the disclosing party after such compulsory disclosure.

(5)The conditions for legally terminating the confidentiality obligation have been met.

4. Disclosing Party’s Statement of Rights

The disclosing party shall guarantee the accuracy and completeness of the confidential information it discloses to the receiving party. The disclosing party possesses full and legal rights to disclose the confidential information, in whole or in part, to the receiving party.

5. Receiving Party’s Exercise of Rights and Confidentiality Obligations

The receiving party has the right to authorize employees (including but not limited to employees of its branches) who have a business need to know the confidential information to use and access such information, provided that such employees are aware of and agree to comply with the relevant terms of this Agreement, and through performing appropriate written agreements with the receiving party, are sufficiently bound to adhere to all terms of this Agreement. Without the disclosing party’s prior written authorization or consent, the receiving party shall not:

(1)Disclose any confidential information to any third party;

(2)Use the confidential information for the benefit of a third party;

(3)Use the confidential information for purposes other than those contemplated under this Agreement.

6. Statement on Ancillary Obligations

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This confidentiality obligation constitutes a statutory ancillary obligation to the performance of this Agreement. After the termination or expiration of this Agreement, unless the conditions in clause 6.3 are met, the obligations set forth in the confidentiality clause above shall not be discharged by the termination of this Agreement.

7. System Security

Party A and Party B shall ensure the security of their own websites, their clients’ websites, and system operation. The transmitted information content shall not contain any malicious code or programs, shall not affect the normal operation of website systems, and shall not infringe upon the legal rights and interests of users and clients.

VIII. Termination Clause

8.1. Both parties agree that either party may terminate the cooperation in writing in advance upon completing the following matters:

Both parties confirm that cooperation on the various platforms has been fully executed;

Mutual financial settlements have been completed.

8.2. Both parties agree that if one party to the contract is subject to any of the following circumstances, the other party has the right to notify the terminating party in writing to terminate the contract:

A party becomes bankrupt or enters into bankruptcy liquidation proceedings, and such proceedings are not annulled within 14 calendar days;

A party’s entity is revoked, its business license is revoked, or it is dissolved;

A party is unable to continue performing this Agreement due to a force majeure event;

Party B may, based on its own business needs, terminate this Agreement by email notice with seven business days’ prior notice to the other party, and such termination shall not be deemed a breach.

The agency party signs cooperation access documents (stipulating relevant pre-conditions for cooperation) with Party B before formal cooperation, and the agency party fails to meet the condition standards set forth in the access documents.

The agency party, having chosen to accept Party B’s assessment, fails to pay the security deposit (if any) timely and in full according to the assessment rules, or Party A fails to meet the assessment standards, commits serious violations, etc.

The agency party assigns any rights or obligations under this Agreement to a third party in any form without Party B’s written consent.

The agency party misappropriates or uses beyond the scope the brands, trademarks, corporate names, etc. of Party B and its affiliated companies in violation of this Agreement. Or causes goodwill damage to Party B and Party B’s affiliated companies due to illegal or non-compliant promotion.

Other termination events stipulated in this Agreement.

IX. Miscellaneous Provisions

9.1. Regarding the relevant rules that Party B may from time to time issue and update concerning the services through its system, email, or other means, including but not limited to information upload, click statistics management, policies, management systems, and rules, Party A agrees to comply with such rules. If the name or link of a rule changes, the changed version shall prevail. Should Party A violate any applicable rule, Party B has the right to take corresponding actions against Party A in accordance with the provisions of this Agreement and the relevant rules.

9.2. During the term of this Agreement, unless expressly provided for in this Agreement, neither party may use the other party’s brand or logo without authorization. After the termination of this Agreement, neither party may use the other party’s brand or logo for any commercial purpose without authorization.

9.3. The validity, interpretation, performance, jurisdiction, and dispute resolution of this Agreement shall be governed by the laws of the mainland region of the People’s Republic of China. Any dispute arising from or in connection with this Agreement shall be subject to the jurisdiction of the People’s Court located in Party B’s locality.

9.4. Any notice or written correspondence between the parties must be written in Chinese and sent via email, fax, personal delivery (including express courier), or registered mail to the contact address set forth in the preamble of this Agreement.

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9.5. If the notice or correspondence is delivered by fax, the date of receipt shall be the exact time shown on the fax transmission record. However, if the fax is sent after 5:00 p.m. on that day, or if the time in the recipient’s location is not a business day, the date of receipt shall be the next business day in the recipient’s location. If the notice or correspondence is delivered by email, it shall be deemed delivered on the next business day after the email is sent. If the notice or correspondence is delivered by personal delivery (including express courier), the date of receipt shall be the date of signature by the recipient.

9.6. Party A and Party B agree that the following email addresses shall serve as the designated means of contact. The parties may engage in communications regarding the specific implementation matters of the agreement. During the period before the Specific Terms are signed, the parties may cooperate based on the cooperation standards agreed upon by the aforementioned contacts through the agreed email addresses. The content expressed (without altering the substantive content of the Agreement) may serve as the basis for the parties’ execution of the Agreement. Specifically:

Party A acknowledges that the email address of its contact person shall serve as the means of contact for mutual notifications and content confirmation between the parties. If a change is required, Party A shall notify Party B in writing of the changed email address 3 days prior to the effective change; otherwise, Party A shall bear all losses incurred.

Party B designates email addresses with the suffix @alibaba-inc.com as the means of contact for mutual notifications and content confirmation between the parties.

During the term of the cooperation, if a contact method changes, the changing party shall promptly notify the other party. Otherwise, any losses resulting from the failure to timely notify shall be borne by the party delaying such notification.

9.7. Party A and its affiliates acknowledge and agree that Party B has the right to adjust the platform name (including ‘Super Huichuan Platform, a subsidiary of Alibaba Group’ or ‘Super Huichuan Platform’). If Party B adjusts the platform name, it is not required to separately notify Party A and its affiliates. The platform name shall be as announced or notified by Party B. A change in Party B’s platform name shall not affect the rights and obligations of the parties under the original platform name, and Party A shall continue to comply with the original platform management systems and rules.

9.8. This Agreement shall take effect upon being sealed by both parties. This Agreement is executed in duplicate, with each party holding one copy.

9.9. If the cooperation continues after the expiration of this Agreement, both parties agree that this Agreement and other related policies and agreements shall remain valid. The validity of the aforementioned agreements shall continue until the parties sign a new cooperation agreement or otherwise mutually agree.

----------------------------- (No text below, signature area) -----------------------------

Party A Signature Area:	Party B Signature Area:

Beijing Baosheng Network Technology Co., Ltd. - Contract Seal (Seal)	Guangzhou Juyao Information Technology Co., Ltd. - Contract Seal (Seal)

March 9, 2026

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Letter of Commitment on Integrity and Honesty

Party A: Beijing Baosheng Network Technology Co., Ltd. (hereinafter referred to as “Party A” or the “Cooperation Company”)

Party B: Guangzhou Juyao Information Technology Co., Ltd. (hereinafter referred to as “Party B” or the “Super Huichuan Platform”)

Party B greatly respects Party A’s good reputation in the industry. Concurrently, as a company that incorporates integrity into its corporate values, Party B also hopes that during the cooperation between Party A and Party B, both parties can jointly uphold the norms of honest and transparent commercial integrity practices.

Therefore, prior to the commencement of cooperation between the parties, Party A and Party B agree on the commercial integrity practice norms to be observed during the cooperation process as follows:

1. Integrity

Integrity is the foundation of the cooperation between the parties. As a company with a good reputation in the industry, Party A adheres to the principle of integrity in its business dealings and undertakes not to engage in dishonest acts of concealment or even fraud, including but not limited to:

1) Not colluding on pricing with other companies that have cooperative relationships with the Super Huichuan Platform, including but not limited to suppliers and agencies, to inflate or deflate quotations;

2) Ensuring that documents, materials, data, written statements, and oral statements provided to the Super Huichuan Platform are true and accurate, and not providing false information or concealing material information;

3) Strictly complying with the commitments made to the Super Huichuan Platform, and the contracts, agreements, and memoranda signed by both parties, providing products and/or services on time, with guaranteed quality and quantity.

4) Proactively declaring, as required by the Super Huichuan Platform, whether there exists any affiliated relationship with employees of the Super Huichuan Platform (including but not limited to employees, hires, consultants of the Super Huichuan Platform and/or Alibaba Group affiliates) (‘Affiliated Relationship’ refers to Alibaba Group employees and their immediate family members being direct investors in the Cooperation Company);

5) When participating in project bidding for the Super Huichuan Platform, proactively declaring whether there exists any affiliated relationship between this Company and other entities participating in the bid (‘Affiliated Relationship’ refers to the relationship between a company’s controlling shareholder, actual controller, directors, supervisors, senior officers, and enterprises they directly or indirectly control, as well as other relationships that may lead to the transfer of interests), and not engaging in bid rigging or collusive bidding.

6) It shall not collect information or data unrelated to the cooperative business by any means; nor shall it provide externally the information or data obtained through cooperation with the Super Huichuan Platform, or otherwise use or process the aforementioned information or data without obtaining authorization from the Super Huichuan Platform.

2. Anti-Undue Benefits

To ensure fair commercial competition and a pure commercial cooperative relationship, the Cooperation Company undertakes not to provide any form of undue benefits, directly or indirectly, to employees of the Super Huichuan Platform for the purpose of facilitating the signing or performance of contracts, obtaining higher commercial benefits, more favorable commercial treatment, or stock market appreciation than any third party, nor under the guise of promoting personal feelings or engaging in courtesy exchanges, including but not limited to:

1) Providing any personal benefits or gifts, including but not limited to physical items, cash or cash equivalents, discounts, and other property rights; cash equivalents include but are not limited to consumption cards/coupons, delivery vouchers, shopping cards, exchange coupons, recharge cards, transportation cards, phone cards, various top-up credits or other rechargeable cards/credits for use or consumption, stored-value cards, and other forms of valuable gift vouchers or securities;

2) Providing entertainment and hospitality, including but not limited to karaoke, SPA, foot baths, golf, commercial performances, travel, commercial sports events, extravagant dining hospitality, etc.;

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3) Providing job opportunities, including but not limited to establishing employment relationships, labor dispatch, outsourcing services, part-time work, consulting, and other forms, and/or paying them any form of remuneration;

4) Providing investment opportunities, namely holding Party B’s equity in one’s own name or holding on behalf of a third party, except for equity held through public securities markets representing less than 5% of outstanding shares, equity held through direct or indirect holdings in funds without actual control, or shares held through trusts where the beneficiary is neither oneself nor an associated person;

5) Providing loans or other benefits.

6) Providing special and significant assistance, including but not limited to, opportunities or quotas for employees’ children to attend school, household registration or residency rights, payment of social insurance for family members, housing purchase opportunities, etc. The Cooperation Company agrees that, should the above circumstances occur, the Super Huichuan Platform has the right to immediately terminate, in whole or in part, all contracts with the Cooperation Company without assuming any liability, and the Cooperation Company shall pay liquidated damages to the Super Huichuan Platform. The liquidated damages amount shall be the highest of (a) thirty percent (30%) of the total amount stipulated in the contract; or (b) thirty percent (30%) of the total technical service fees already paid by the Super Huichuan Platform to the Cooperation Company; or (c) the total amount of undue benefits provided in any form. Furthermore, all cash incentives obtained by the Cooperation Company from the Super Huichuan Platform will be fully deducted and not be paid. If such incentives have already been paid, the Super Huichuan Platform has the right to recover them in accordance with this Letter of Commitment.

In such a case, the Super Huichuan Platform has the right to disclose the cooperation company’s breach to any third party or make it public to society.

3.Anti-Bribery and Anti-Corruption

Corrupt and bribery practices violate the fundamental principles of a market economy, increase the risks of conducting business activities, and simultaneously endanger the bottom line and reputation of the Super Huichuan Platform. To create a fair and just market operation order and protect the legitimate rights and interests of all parties, the Cooperation Company undertakes to resist corrupt and bribery practices and comply with the following provisions, including but not limited to:

1)Understanding and complying with the provisions of anti-bribery and anti-corruption laws, regulations, and international conventions of China and any applicable countries or regions;

2)Never, for the purpose of obtaining or retaining business for itself or assisting the Super Huichuan Platform, or seeking transaction opportunities or competitive advantages, or obtaining any improper benefits, directly or indirectly propose, make, promise to make, or authorize the making of any payment of compensation, gifts, or other valuable articles or benefits that violate laws and regulations, or take any other actions that violate laws and regulations, to any government agency, company, enterprise, other organizations and groups, government official, or non-state employee;

3)Truthfully disclosing to the Super Huichuan Platform the circumstances under which the Cooperation Company and its shareholders or employees have been penalized for corrupt or bribery practices, as well as circumstances where they are under investigation or being prosecuted for the aforementioned reasons;

4)Maintaining true, complete, and reasonably detailed records, account books, or other supporting documents regarding the receipt and payment of expenses and other matters related to the performance of the contract between the Super Huichuan Platform and the Cooperation Company. The Super Huichuan Platform has the right, after providing reasonable notice, to inspect and audit such records, account books, or other documents and materials.

The Cooperation Company agrees that, upon the occurrence of any circumstance violating the above anti-bribery and anti-corruption provisions, the Super Huichuan Platform has the right to decide whether to terminate all contracts with the Cooperation Partner without assuming any liability, and reserves the right to further pursue legal liability.

4.Export Control Compliance (If Applicable)

The Cooperation Company agrees to take all appropriate measures to comply with all applicable laws and regulations, including but not limited to the import and export control, trade restriction, and sanction laws and regulations of the United Nations, China, the United States, the European Union, and other countries and regions. Upon the Super Huichuan Platform’s request, regarding the goods, software, and technology provided by the

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Cooperation Company, the Cooperation Company shall provide information and supporting documents to the Super Huichuan Platform and cooperate with the Super Huichuan Platform’s compliance efforts.

5.	Miscellaneous

To adapt to the changing compliance requirements of various jurisdictions, the Super Huichuan Platform may update this document from time to time. The updated document will be notified to the Cooperation Company via email, official letter, or other means. If the Cooperation Company does not agree with the updated matters, it has the right to contact the Super Huichuan Platform to provide feedback before the effective date determined for the updated matters. If the feedback is adopted, the Super Huichuan Platform will adjust the updated matters accordingly. If the Cooperation Company still does not agree with the published updated matters, it shall notify the Super Huichuan Platform in writing before the effective date determined for the updated matters, and initiate early termination communication for the ongoing cooperation together with the Super Huichuan Platform. After both parties terminate the contract, the updated matters shall not take effect for the Cooperation Company. If the Cooperation Company continues to cooperate with the Super Huichuan Platform after the updated matters take effect, it shall be deemed that the Cooperation Company agrees to the published updated matters.

Integrity is the foundation for long-term cooperation between the Super Huichuan Platform and the Cooperation Company. If the Cooperation Company violates the provisions of this “Letter of Commitment on Integrity and Honesty”, the Super Huichuan Platform will pursue corresponding liability for breach of contract based on the severity of the Cooperation Company’s conduct. The Cooperation Company, its affiliated companies, directly responsible persons, and their related persons/companies may permanently lose the opportunity for any commercial cooperation with the Super Huichuan Platform. If the Cooperation Company actively cooperates with the investigation conducted by the Super Huichuan Platform and proactively reports the violations of the Super Huichuan Platform’s employees, the Super Huichuan Platform may mitigate or waive the liability for breach of contract based on the circumstances.

6.	Channels for Reporting Integrity and Honesty Issues

1) To support the integrity and honesty construction of the Super Huichuan Platform, if an employee of the Super Huichuan Platform engages in solicitation of bribes during daily business operations, the Cooperation Company must refuse and report the matter to the head of the Super Huichuan Platform Integrity and Compliance Department through the following channels. If the Cooperation Company fails to refuse or report the solicitation of bribes by an employee of the Super Huichuan Platform, and complies with the employee’s demands, such act shall be deemed a bribery act by the Cooperation Company.

2) If the Cooperation Company becomes aware or suspects that the Super Huichuan Platform or employees of the Super Huichuan Platform have violated the above agreements, it is encouraged to contact the Super Huichuan Platform Integrity and Compliance Officer. The Super Huichuan Platform undertakes to keep the contact information confidential.

Reporting Hotline: 4008-5-45198 (4008—Shi—Wo Yao Ju Bao / 4008-Yes-I-Want-to-Report)

Reporting Email: [**]

Reporting Website: https://zhixinjubao.alibaba-inc.com/

7.	Governing Law and Jurisdiction

The formation, validity, interpretation, amendment, supplementation, termination, execution, and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China. If a dispute arises between the Super Huichuan Platform and the Cooperation Company regarding this Agreement, it shall be resolved through negotiation between the Super Huichuan Platform and the Cooperation Company. If negotiation fails, either party may submit the dispute to the People’s Court of Tianhe District, Guangzhou for litigation.

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Appendix: Affiliated Relationship Declaration Letter

Description of Affiliated Relationship Types:

Description of Affiliated Relationship Types:

1.A current employee of the Super Huichuan Platform owns, invests in, or holds an important position in Party A’s company;

2.A former employee of the Super Huichuan Platform owns, invests in, or holds an important position in Party A’s company;

3.A cooperation company owned by a former employee of the Super Huichuan Platform who left due to integrity issues, or by the spouse of such former employee;

4.A former employee of the Super Huichuan Platform who left due to integrity issues holds a position in Party A’s company as the direct contact person or business decision-maker for the cooperative business between both parties.

“Affiliated Relationship”: Refers to immediate family, collateral blood relatives, and relatives by marriage within the second degree, for example: (a) spouse, parents, children, siblings; (b) spouse’s parents, children’s spouses, parents’ siblings and their spouses, cousins (paternal and maternal), siblings’ spouses, spouse’s siblings, and siblings’ children; as well as persons closely related to the employee, such as those with a romantic or other intimate relationship, or those with an economic interest relationship.

“Own”: Means directly or indirectly (including but not limited to holding on behalf of another), as a shareholder, partner, or member, holding not less than five percent (5%) of the voting rights interests or other economic interests of an entity.

“Important Position”: Refers to the company’s directors, supervisors, senior officers, as well as key positions in sales, procurement, business, communications, etc.

I. Party A confirms: Our company does not have the above-mentioned affiliated relationships. If any exist, the affiliated relationship type is / , please fill in the following content to specify the relevant related party information.

(1)Basic Information:
Name:	Gender:	Date of Birth:
(2) Identification Information:
ID Type:	ID Number:
(3)Shareholding Information:
Legal Representative or not:	Number of Shares Held:	Shareholding Ratio:	Position:

II. Other matters that Party A deems necessary to state:

III. Party A guarantees that the content of the above declaration is true, accurate, and without omission.

Party A agrees to abide by all the content of the above-mentioned “Letter of Commitment on Integrity and Honesty”, and to jointly uphold the norms of honest, trustworthy, and transparent commercial conduct during the cooperation process with the Super Huichuan Platform.

Party A Signature Area:	Party B Signature Area:

Beijing Baosheng Network Technology Co., Ltd. - Contract Seal (Seal)	Guangzhou Juyao Information Technology Co., Ltd. - Contract Seal (Seal)

March 9, 2026

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Super Huichuan Platform

KA Agency Management Measures

1. General Provisions

To establish a reasonable and orderly market order to safeguard the legitimate rights and interests of the Super Huichuan Platform, agencies, and clients, the following specifications are formulated for the operation of the Super Huichuan agency system and related policies. KA agencies of the Super Huichuan Platform must understand and comply with these specifications.

2. Scope of Application

From January 1, 2026, until the release of the next version of the policy, this Management Measures shall apply to KA agencies on the Super Huichuan Platform.

3. Agency Business Specifications and Penalty Provisions”

3.1 Agencies must strictly comply with laws and regulations during the process of placing promotional information and market development, including but not limited to:

3.1.1 Agencies must be enterprise legal persons registered in accordance with the law, possess corresponding operating qualifications, and must ensure that the relevant licenses submitted are true and valid.

3.1.2 Agencies must strictly review client qualifications and promotion content to ensure compliance with the ‘Advertising Law’ and other relevant legal provisions. The promotional information content placed by agencies must be legal and true, and must not contain illegal, false, exaggerated, or misleading information.

3.1.3 During the process of placing promotional information, agencies must not illegally collect, use, or disclose users’ personal information, ensure data security, and take measures to prevent data leakage or malicious exploitation.

3.1.4 Agencies must issue invoices in accordance with the law and must not engage in any form of commercial bribery or off-book transactions.

3.1.5 Agencies shall cooperate with the Super Huichuan Platform in compliance reviews and must not conceal or obstruct them.

3.1.6 If an agency violates the above provisions, constituting a criminal offense, the Super Huichuan Platform has the right to unilaterally terminate the cooperation and report the case to judicial authorities to pursue criminal liability. If an agency’s violation causes losses to the Super Huichuan Platform, it must bear corresponding compensation liability.

3.2 Agencies shall develop the market through various means such as marketing activities, promotions, and advertising, and uphold the corporate image and service quality of the Super Huichuan Platform brand;

3.3 Agencies must not unilaterally alter the authorized business of the Super Huichuan Platform; if an agency unilaterally alters the authorized business, the Super Huichuan Platform will impose penalties at its discretion, and any losses caused to the Super Huichuan Platform, clients, or third parties as a result shall be fully borne by the agency;

3.4 Agencies shall take effective measures to ensure that the agency and its employees safeguard the intellectual property rights, trademarks, trade names, brands, etc. of the Super Huichuan Platform in accordance with the provisions of this Agreement, and shall not cause harm to them;

3.5 Requirements regarding Brand Visual Usage Specifications”

3.5.1 Purpose of Brand Use”

To establish the brand image of the Super Huichuan Platform as a marketing expert in the minds of a wide range of clients and potential clients, and to convey the correct brand value and positive brand philosophy in accordance with brand specifications.

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3.5.2 Scope of Brand Use”

Based on the annual agency cooperation agreement, each agency has the right to use the logos and related visual identities of the Super Huichuan Platform, UC, Quark, Shuqi, etc. Within the term of the contract, they may be licensed for use within each agency’s sales channels, including media, conference marketing, corporate logos, websites, promotional materials (business cards, paper cups, work uniforms, etc.), gifts, etc.

3.5.3 Brand Usage Specifications”

Brand use should be conducted in a manner conducive to the enterprise’s marketing specifications. The use of logos and related visual identities must not distort or change their colors, and only the authorized logos may be used. Specific usage specifications shall strictly refer to the Super Huichuan Platform’s brand usage specification documents.

3.5.4 Brand Exposure Reporting and Approval”

For all external activities, media (including online, PR, and offline) conducted by each agency that involve brand exposure materials, the materials must be reported to the Super Huichuan Platform Marketing Promotion Department for approval within 15 business days prior to execution, after which the materials can be produced and used. For materials uniformly distributed by headquarters, for projects implemented locally by each agency, agencies must not make adjustments without authorization; if adjustments are needed, approval must be obtained from the Super Huichuan Platform Marketing Promotion Department. Agencies are strictly prohibited from unilaterally conducting any unapproved activities or promotions externally in the name of Alibaba Group, the Super Huichuan Platform, or platform-related products (UC, Quark, Shuqi, Shenma Search, etc.).

3.6 Content Output”

3.6.1 External Image”

The external image of agency speakers must comply with business etiquette standards.

3.6.2 Criteria for evaluating public speaking proficiency must meet the platform’s requirements.

3.6.3 Media Exclusivity”

All content output materials for agency marketing activities/conferences must be reported to the Super Huichuan Platform Marketing Promotion Department for approval within 3-5 business days prior to output, and may only be used after approval. During use, the content must not be altered without authorization, and the exclusivity of Alibaba media platforms must be ensured. The appearance of competitor content in any form is strictly prohibited.

3.7 Agency Corporate Code of Conduct”

In their daily corporate operations, agencies must consistently uphold the image of the Super Huichuan Platform and must not engage in any acts detrimental to the platform’s image. Regarding data disclosure compliance specifications, for all content output materials in agency marketing activities/conferences that involve data, the data must be submitted to the relevant business department for data disclosure compliance reporting at least 3 business days in advance. The materials may only be used externally after the reporting results are simultaneously confirmed with the Super Huichuan Platform Marketing Promotion Department.

3.8 Agencies may only maintain and develop clients that comply with business rules and review requirements. They are not permitted to develop high-risk clients (i.e., clients that conflict with or deviate from business rules and review requirements, and whose own entity or the business they engage in poses or may pose risks of violating laws, regulations, or normative policies of competent authorities). If an agency is found to develop high-risk clients, such clients shall not be entitled to any incentives issued by the Super Huichuan Platform. In serious cases, the agency’s qualification will be revoked;

3.9 Agencies must assist the Super Huichuan Platform in verifying the legality of the delivery information published by clients. If the Super Huichuan Platform discovers that the delivery information of a client submitted by an agency violates the provisions on information display content, laws and regulations, social public morality, or infringes upon the legitimate rights and interests of a third party, the Super Huichuan Platform has the right to refuse to publish such information. Any disputes, litigation, or claims arising therefrom, and any losses incurred by the Super Huichuan Platform as a result, shall be borne and fully compensated by the agency;

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3.10 Agencies must apply for one independent business platform client account for each client, and each account may only serve one client. Agencies must ensure that client information is true and accurate. Otherwise, the Super Huichuan Platform has the right to refuse to publish the client’s delivery information. Any disputes, litigation, or claims arising therefrom, and any losses incurred by the Super Huichuan Platform as a result, shall be borne and fully compensated by the agency;

3.11 After activating a business platform client account for a client, the agency shall immediately inform the client of the account number and initial password in an effective manner and remind the client to bear the responsibility for safeguarding the account and password. Any operation performed using that account and password shall be deemed an operation by the client or an operation authorized by the client for the agency. The Super Huichuan Platform shall not bear any legal liability or compensation arising from password leakage or other reasons;

3.12 Agencies shall assist clients in obtaining technical support provided by the Super Huichuan Platform and provide other after-sales services to clients, including but not limited to promptly notifying clients of changes to Super Huichuan Platform products, price adjustments, budget top-ups, account optimization operations, etc., and promptly handling client requests, complaints, etc. The Super Huichuan Platform will evaluate this through client follow-ups and daily cooperation examples with consultants;

3.13 Agencies guarantee to provide relevant services to clients in accordance with the principles of integrity and due diligence. If a client suffers losses due to the agency’s failure to perform its duties or other faults, the agency shall bear compensation liability;

3.14 Agencies shall properly safeguard the agency account and password for the business platform. Agencies must not provide the account to others for use. The Super Huichuan Platform shall deem any operation performed on the business platform using the agency account as an operation by the agency.

3.15 Agencies shall ensure that there is sufficient prepaid balance in the business platform agency account and client accounts. Any disputes with clients arising from the inability to display clients’ delivery information promptly due to insufficient prepaid balance shall be fully borne by the agency, along with any related compensation;

3.16 Agencies shall provide true and effective contact information for clients. Signed agencies have the obligation to actively cooperate with the media to serve clients. If the channel team verifies and finds client information to be false and the agency refuses to provide true and effective contact information, the agency will be penalized.

3.17 Agencies must not disseminate statements detrimental to the Super Huichuan Platform;

3.18 In case of violation of the above provisions, the Super Huichuan Platform has the right to impose a penalty ranging from 100,000 to 1,000,000 RMB based on the severity of the violation. Any adverse consequences arising therefrom shall be borne by the agency. Depending on the severity of the circumstances, the Super Huichuan Platform has the right to suspend the agency’s information release for a specific industry or business, or even revoke the agency’s platform agency qualification.

4. Violations and Penalties for Promotional Content

4.1 Violations of Promotional Content

The determination and penalty methods for violations are detailed in the ‘Rules for Determining Violations and Handling Procedures on the Super Huichuan Platform’.

5. Amendment of Management Measures

5.1 The Super Huichuan Platform has the right to modify and supplement these Management Measures at any time as needed. Modifications and supplements to these Management Measures must be notified to agencies via email, and no separate agreement is required. Modifications and supplements do not have retroactive effect. The modifications and supplements are an integral part of these Management Measures and have the same legal force as these Management Measures;

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5.2 Without affecting the performance of these Management Measures, the Super Huichuan Platform has the right to assign all rights and obligations under these Management Measures to an affiliated company based on actual operating conditions.

6. Miscellaneous

6.1 Matters not covered shall be subject to the information published by the Super Huichuan Platform;

6.2 These Management Measures are an inseparable part of the ‘2026 Super Huichuan Platform Cooperation Agreement General Terms for KA Agencies’ and have the same legal force as the ‘2026 Super Huichuan Platform Cooperation Agreement General Terms for KA Agencies’, and agencies shall comply with them accordingly.

6.3 The Super Huichuan Platform has the right to adjust the platform name without separately notifying agencies, clients, and their affiliates. The platform name shall be as announced or notified by the Super Huichuan Platform. A change in the platform name shall not affect the rights and obligations of the parties under the original platform name, and the parties shall continue to comply with the original platform management systems and rules.

6.4 These Measures take effect and shall be implemented starting from January 1, 2026. Violations occurring before the effective date of these Measures shall be subject to the determination rules and handling procedures in effect at the time of the violation.

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Super Huichuan Platform

Rules for Determining Violations and Handling Procedures

I. Purpose, Principle, and Scope of Application

1. Purpose: These Measures are formulated to ensure the healthy development of the Super Huichuan Platform, regulate promotional content and practices, enhance user experience, and prevent the risk of violations and illegal activities.

2. Principle: The Super Huichuan Platform strictly adheres to the relevant provisions of laws, regulations, rules, and normative documents. It strictly prohibits the promotion of activities and items that violate national laws and regulations, such as those involving terrorism, explosions, guns, drugs, online fraud, obscenity, and gambling, as well as information and promotional content that infringes upon the rights and interests of minors, such as violating public order and good morals or inducing and abetting minors to commit illegal acts. It strives to create a legal, healthy, and safe marketing and promotion platform.

3. Scope of Application: These determination rules and handling procedures apply to agencies on the Super Huichuan Platform.

4. If the platform name referred to in these Measures, ‘Super Huichuan Platform’, involves a brand name adjustment, the latest name shall prevail.

II. Definitions

1. Super Huichuan Platform: Refers to a marketing and promotion platform that, authorized by media, legally operates media marketing and promotion businesses, monetizing media traffic through delivery systems such as Super Huichuan (hereinafter referred to as the ‘Super Huichuan Platform’). Authorized media include, but are not limited to, Shenma Search (website: sm.cn), UC Browser, Shuqi, Quark, Wandoujia, PP Assistant, etc., collectively referred to as the ‘Super Huichuan Platform’ and other media that have a cooperative relationship with the Super Huichuan Platform.

2. Agency: Refers to a corporate entity (including business agencies and service agencies) that, with the consent of the Super Huichuan Platform, acts as an agent for third-party companies in its own name for information promotion and account operation on the Super Huichuan Platform.

3. Principal Company (referred to as Client): Refers to a corporate entity for which an agency establishes a promotional account on the Super Huichuan Platform and conducts information promotion and account operation.

4. Promotional Account: Refers to the account applied for and activated by an agency on the Super Huichuan Platform to assist a client in information promotion. One client may correspond to multiple promotional accounts.

5. Account Materials: Refers to the basic materials involved in the content displayed directly to users by a promotional account during the delivery process on interfaces such as search results pages, information feed list pages, splash pages, etc., including but not limited to text, images, audio/video, etc.

6. Promotional Page (referred to as Landing Page): Refers to the page within a promotional account that contains a link, which is the linked page a user enters after clicking on an account material. It includes product/service extended content existing on the page (extended content hereinafter referred to as ‘Post-Click Chain’), such as content after APP download, content after adding contact information, etc., including but not limited to these.

7. Rules for Determining Promotion Violations: This is the collective term for all promotion violation behaviors and the corresponding rules for determining violating accounts on the Super Huichuan Platform. It serves as the reference standard for inspecting, identifying, and penalizing promotion violations by agencies and their principal companies.

8. Access Blacklist (referred to as Blacklist): Refers to client entities/domain name products, etc., that have been placed on the blacklist by the Super Huichuan Platform. Once blacklisted, the existing promotion entity/domain name product, etc., will cease all promotion activities and will no longer be able to conduct information promotion on the Super Huichuan Platform through an agency.

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III. Types of Violations

(I) Involving Major Complaints:

“Major Complaint” refers to a situation where the promotional content or promotional behavior of a client or agency violates laws and regulations, this Agreement, and all policies and specifications formulated by the Super Huichuan Platform, resulting in the relevant entities of the Super Huichuan Platform receiving complaints from third parties (including but not limited to third parties accusing the Super Huichuan Platform of infringement via formal correspondence, media reports, etc., filing lawsuits against the relevant entities of the Super Huichuan Platform, reporting to relevant regulatory authorities causing the Super Huichuan Platform to undergo review or inquiry, etc.), or causing the relevant entities of the Super Huichuan Platform to face supervision, investigation, or inquiry from relevant regulatory authorities.

(II) Violations:

“Violation” refers to a situation where, after a client’s account is normally activated, during the delivery process (including information, materials, pages, products/services after the page, account operation records, etc.), there exist instances suspected of illegality or violation of platform rules, such as fraud or page tampering, posing risks to the interests or reputation of the platform or other third parties.

1. Category I Violation: Refers to content that violates relevant national laws and regulations, posing or causing serious risks to the interests or reputation of the state, platform, or third parties, including but not limited to the following situations:

1.1 Political: Refers to promotional content containing political elements, including but not limited to: challenging state power, endangering national security, ethnic/regional division, etc.

1.2 Drug-related: Refers to content involving the smuggling, trafficking, transportation, manufacturing, etc., of products classified as narcotics by the state, including but not limited to: methamphetamine, Mangu, heroin, etc.

1.3 Fraud-related: Refers to acts aimed at illegal possession by fabricating facts or concealing the truth to defraud public or private property or cause losses, including but not limited to: impersonating public security, procuratorate, or court authorities, part-time job scams, etc.

1.4 Terrorism/Violence-related: Refers to content involving terrorism/organizations or involving bloody violence, including but not limited to: terrorist activities, dismembered remains, violent debt collection, etc.

1.5 Illegal Religion: Refers to content involving cults, promoting religious extremist ideas, or using feudal superstitious ideas to engage in illegal and criminal activities, or using superstitious fallacies to deceive and mislead others, develop and control members, and harm society. Or carrying out activities, conducting promotions, seeking benefits, etc., under the guise of religion.

1.6 Gambling: Refers to activities where property is used as a stake with the aim of winning or losing, including but not limited to: online gambling (including websites, platforms, game rules, etc.), sports betting, stone betting, horse racing, online lotteries, etc.

1.7 Pornography: Refers to content involving obscenity and pornography, often appearing in the form of videos, images, text descriptions, etc., including but not limited to: obscene audio-visual products or other products, prostitution, casual sex encounters, pornographic websites, etc.

2. Category II Violation: Refers to content suspected of violating relevant national laws and regulations or prohibited by regulators, posing or causing significant risks to the interests or reputation of the platform or third parties, including but not limited to the following situations:

2.1 Inconsistent Product: Refers to situations where the product filed by clients in industries such as pharmaceuticals, health supplements, food, and medical devices does not match the product ultimately sold.

2.2 Vulgarity: Refers to clients displaying content through explicit or implicit means in materials or pages that violates public order and good morals or induces users to have sexual associations.

2.3 Counterfeit Official/Brand: Refers to the act of deceiving consumers by using content such as materials/pages to impersonate or lead users to identify as the official entity/website of a specific industry/brand, including impersonating official customer service personnel.

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2.4 False Advertising for Pharmaceuticals, Health Supplements, Food, and Medical Devices: Refers to acts in the pharmaceutical, health supplement, food, and medical device industries that deceive consumers by fabricating product ingredients, efficacy, origin, etc., or creating fictitious patient cases.

2.5 Feudal Superstition: Refers to promoting the change of one’s fate or obtaining help from mystical forces through beliefs or divination methods, such as improving fate through feng shui, fortune-telling for romance, etc., which do not align with social values.

2.6 Illegal Finance: Conducting financial business or activities in violation of state policies, including but not limited to: stock financing, stock leverage, nude loans, bank card/credit card recycling, etc.

2.7 Illegal Medical Practices: Refers to promotional content involving medical activities explicitly prohibited by national laws, including but not limited to: surrogacy, fetal gender selection or determination, medical waste recycling, drug recycling, production/sale of illegal or prohibited drugs, etc.

2.8 Other Illegal Services/Products: Refers to pages and materials involving illegal information content, such as suspected VPN for bypassing censorship, ghostwriting papers, purchasing driver’s license points, etc.

3. Category III Violation: Refers to content that poses regulatory risks or violates platform rules, presenting potential risks to the interests or reputation of the platform or third parties, or affecting user experience, including but not limited to the following situations:

3.1 Suspected Lack of Qualifications for High-Risk Industries: Refers to promotional content that requires necessary or supplementary special license access documents, but where qualifications are lacking, provided qualifications are invalid, beyond validity period, or do not meet requirements.

3.2 Suspected Significant Inconsistency Between Promotional Content and Registration Information: Refers to situations where the content of the page pointed to by the promotional account’s materials does not match the account registration information and the business being promoted.

3.3 Suspected Exaggerated Advertising: Refers to the existence of exaggerated statements in the materials or landing pages of clients in industries such as pharmaceuticals, health supplements, food, and medical devices.

3.4 Suspected Inconsistent Promotional Entity: Refers to situations where the actual entity conducting the promotion is not the entity that registered and filed for the account opening.

3.5 Suspected Tampering with Sponsored Content: Refers to situations where clients in industries such as pharmaceuticals, health supplements, food, and medical devices, after normal account activation, tamper with the actual delivery page and use sponsored content/educational articles for promotion.

4. Group Non-E-commerce Violation: Refers to, within the Group’s non-e-commerce industries, suspected inconsistency between the promoted business and the account opening filing, or inconsistency between the “material creatives/landing page” during the promotion process and the “promoted product” and “industry” at the time of account opening filing.

5. Misappropriation of Qualifications: Refers to using a client’s qualifications for account opening and promotion without the client’s consent, or using the client’s qualifications for other purposes contrary to the client’s actual intentions.

6. Cases Involving User Advance Compensation: The category of violation shall be determined based on the actual circumstances. This refers to accounts where a user files an advance compensation request under the ‘User Advance Compensation Plan’, and the request involves illegal activities, fraud, phishing, or other actions that cause losses to the user and require the application of the ‘Advance Compensation Plan’.

IV. Handling Procedures for Violations

(I) Handling Procedures for Major Complaints”

To protect the legitimate rights and interests of consumers, operators, and the Super Huichuan Platform, and to prevent acts suspected of violating national laws, regulations, departmental and local rules, and regulatory requirements, for accounts involved in major complaints, the Super Huichuan Platform will reject all accounts under the client corresponding to that account. Concurrently, the Super Huichuan Platform will also add the corresponding client to the ‘Client Blacklist’ and will not allow any agency to act as an agent for that client for promotion on the Super Huichuan Platform. Depending on the severity of the circumstances, the Super Huichuan Platform will also impose corresponding penalties on the original business agency or service agency, including but not limited to terminating their service qualification.

(II) Handling Procedures for Advance Compensation”

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When a user or a third party submits a compensation request to the Super Huichuan Platform, the Super Huichuan Platform will review it according to the compensation standards. If it falls within the scope of compensation, it has the right to compensate the user or third party after deducting the amount from the current quarter’s incentive amount. Compensation resulting from violations shall be borne by the corresponding agency. The agency shall negotiate and complete the compensation within 5 business days from the date the Super Huichuan Platform confirms the violation, illegality, unreasonableness, or compensation liability. If the agency fails to compensate in a timely manner, the Super Huichuan Platform will make an advance compensation. In such a case, the Super Huichuan Platform will deduct twice the compensation amount (if the compensation amount is less than 100 RMB, it will be calculated as 100 RMB) from the agency’s corresponding quarterly incentive as liquidated damages.

(III) Handling Procedures for Violations”

1. Penalties for Suspected Category I Violations:

1.1. Violations at the Landing Page and Post-Click Chain Level:

1.1.1. The violating account will be rejected and will not be reopened. The entity to which the violating account belongs and all accounts under that entity will also be rejected. Concurrently, this entity, the entity’s promotional domain name, the entity’s MIIT-filed domain name, and the promoted product (if the violation occurs within a product, this will be included) will be added to the access blacklist, prohibiting them from being accessed or making placements on the platform. If there are other entities on the platform using this violating entity’s promotional domain name, the violating entity’s MIIT-filed domain name, or the violating product (if the violation occurs within a product, this will be included), those other entities will also be rejected;

1.1.2. On an account basis: For the first 2 accounts per agency per quarter, a penalty equal to 1 times the amount consumed by the violating account in the current quarter will be applied; for the 3rd to 5th accounts (including 3 and 5), a penalty equal to 3 times the amount consumed by the violating account in the current quarter; for the 6th and subsequent accounts, a penalty equal to 10 times the amount consumed by the violating account in the current quarter. These penalties will be deducted from the agency’s consumption performance for the current quarter. A penalty equal to 1, 3, or 10 times the cash consumed by the violating account in the current quarter will be deducted from the agency’s various incentive bases for the current quarter;

1.2. Violations at the Material Level:

1.2.1. The violating account will be rejected and will not be reopened. Concurrently, on an account basis: For the first 2 accounts per agency per quarter, a penalty equal to 1 times the amount consumed by the violating account in the current quarter will be applied; for the 3rd and subsequent accounts, a penalty equal to 2 times the amount consumed by the violating account in the current quarter. These penalties will be deducted from the agency’s consumption performance for the current quarter. A penalty equal to 1 or 2 times the cash consumed by the violating account in the current quarter will be deducted from the agency’s various incentive bases for the current quarter.

2. Penalties for Suspected Category II Violations:

2.1 On an account basis, if an account is involved in a Category II violation once, the account will be rejected and will not be reopened.

2.2 Violations at the Landing Page and Post-Click Chain Level: On an account basis: For the first 2 accounts per agency per quarter, a penalty equal to 1 times the amount consumed by the violating account in the current quarter will be applied; for the 3rd and subsequent accounts, a penalty equal to 3 times the amount consumed by the violating account in the current quarter. These penalties will be deducted from the agency’s consumption performance for the current quarter. A penalty equal to 1 or 3 times the cash consumed by the violating account in the current quarter will be deducted from the agency’s various incentive bases for the current quarter.

2.3 Violations at the Material Level: On an account basis, a penalty equal to 1 times the amount consumed by the violating account in the current quarter will be applied. This penalty will be deducted from the agency’s consumption performance for the current quarter. A penalty equal to 1 times the cash consumed by the violating account in the current quarter will be deducted from the agency’s various incentive bases for the current quarter.

3. Penalties for Suspected Category III Violations:

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3.1 On an account basis, if an account is involved in a Category III violation for the first time, the account will be rejected. After modifications and re-review are passed, normal promotion can resume. If the same account commits any Category III violation a second time, the account will be rejected and will not be reopened.

3.2 If an account is involved in a Category III violation for the first time, the violation will only be recorded without a penalty. If the same account is involved in any Category III violation a second time, the violation will be recorded and a penalty equal to 1 times the amount consumed by the violating account in the current quarter will be applied.

3.3 For cases of inconsistent promotional entity, account rejection counts as a violation but no penalty applies.

3.4 For cases involving sponsored content format without exaggerated, vulgar, or other violating content, account rejection counts as a violation but no penalty applies.

4. Penalties for Suspected Group Non-E-commerce Violations:

4.1. On an account basis, if an account is involved in a Group Non-E-commerce violation once, the account will be rejected and will not be reopened.

4.2. Violations at the Material and Landing Page Level: On an account basis: a penalty equal to 10 times the amount consumed by the violating account in the current quarter will be applied; this will be deducted from the agency’s consumption performance for the current quarter. A penalty equal to 10 times the cash consumed by the violating account in the current quarter will be deducted from the agency’s various incentive bases for the current quarter.

4.3. The penalty standard for this type of violation does not adopt a tiered multiplier increase; upon occurrence of this violation, a penalty of 10 times shall be applied directly.

5. If an account fails to use the platform’s website building tool for promotion as required by the platform, an additional penalty of 1 times the amount consumed will be applied to the account on top of the above violation penalties, to be deducted from the current quarter’s consumption performance.

6. Suspected Misappropriation of Qualifications: On an account basis, a penalty equal to 2 times the amount consumed by the violating account in the current quarter will be applied, to be deducted from the agency’s consumption performance for the current quarter. A penalty equal to 2 times the cash consumed by the violating account in the current quarter will be deducted from the agency’s various incentive bases for the current quarter.

(IV) Determination & Priority of Violations/Penalties”

1. The Super Huichuan Platform shall determine violations by clients and agencies and apply penalties based on these Measures and the actual circumstances. When the conduct of a client or agency involves multiple violation scenarios under these Handling Procedures, the order of priority for application shall be major complaints, Category I violation, Category II violation, Category III violation.

2. Penalties involving the consumption amount of an account will be deducted from the agency’s consumption performance for the current quarter. If the agency’s consumption performance for the current quarter is insufficient to cover the performance penalty for the current quarter, the remaining amount will be deducted from the next quarter’s consumption performance until fully deducted. If the agency’s incentive base for the current quarter is insufficient to cover the penalty for cash consumed in the current quarter, the remaining amount will be deducted from the various incentive bases of the next quarter until fully deducted.

3. If the consumption amount of an account in the current quarter is less than 10 RMB (excluding 10 RMB), the violation will be recorded but no penalty applies. If the consumption amount in the current quarter is greater than or equal to 10 RMB but less than 100 RMB, it will be calculated as 100 RMB, and the violation will be recorded normally, and a penalty will be applied according to the above provisions.

(V) Penalty Deduction Methods and Handling of Multiple Violations”

1. If the violating account is operated by a service agency, the penalty amount corresponding to the violating account will be deducted from the overall service incentive base of that corresponding service agency for the current quarter. For the client entity corresponding to the violating account, only Category I violations are not included in the calculation of various service incentive indicators for the penalized service agency, subject to specific provisions in subsequent policies. Examples of rebate calculation:

1) If an agency has clients with accounts 1, 2, and 3, and account 3 violates, and account 3 meets the service incentive calculation criteria (subject to specific policy assessment), the calculation formula is: (1+2+3-3 * Penalty Multiplier) * Agency’s Service Ratio for the Current Quarter.

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2) If an agency has clients with accounts 1, 2, and 3, and account 3 violates, and account 3 does NOT meet the service incentive calculation criteria (subject to specific policy assessment), the calculation formula is: (1+2-3 * Penalty Multiplier) * Agency’s Service Ratio for the Current Quarter.

2. If the violating account is not operated by a service agency, the penalty amount corresponding to the violating account will be deducted from the overall business performance achievement and incentive base of the corresponding business agency for the current quarter. For the client entity corresponding to the violating account, only Category I violations are not included in the calculation of various business incentive indicators for the penalized business agency, subject to specific provisions in subsequent policies.

Examples of rebate calculation:

1) If an agency has clients with accounts 1, 2, and 3, and account 3 violates, the calculation formula is: (1+2+3-3 * Penalty Multiplier) * Agency’s Business Ratio for the Current Quarter.

3. For the penalties involving Category I, Category II, and Category III violations mentioned above, if the agency’s quarterly incentive amount is less than the penalty amount, the agency must pay the difference or have it deducted from subsequent media pending incentive amounts (if any) or make a cash payment.

4. The Super Huichuan Platform shall determine violations by clients and agencies and apply penalties based on these Measures and the actual circumstances. When the conduct of a client or agency involves multiple violation scenarios under these Handling Procedures, the order of priority for application shall be major complaints, Category I violation, Category II violation, Category III violation.

5. If the consumption amount of an account in the current quarter is less than 10 RMB (excluding 10 RMB), the violation will be recorded but no penalty applies. If the consumption amount in the current quarter is greater than or equal to 10 RMB but less than 100 RMB, it will be calculated as 100 RMB, and the violation will be recorded normally, and a penalty will be applied according to the above provisions.

(VI) Penalty Cycle”

1. The tiered count starts accumulating from the first calendar day of the current quarter and continues until the last calendar day of the current quarter (inclusive); it resets to zero at the start of the next quarter and begins counting anew;

2. Determination of Tiered Count: Accounts that are penalized for consumption and have quarterly consumption of 10 RMB or more are included in the count. Accounts with no consumption, quarterly consumption below 10 RMB (excluding 10 RMB), or not subject to consumption penalty are not included in the count.

3. Violations occurring on or before the 20th day of the last month of the current quarter will be deducted from the current quarter according to the above rules.

4. Violations occurring on or after the 21st day of the last month of the current quarter will only result in deductions from the next quarter’s service incentives or business incentives and various incentive bases according to the above rules. Other assessment indicators will be calculated normally.

V. Penalties for Agency Violations Involving Point Transfer

Agency Violation involving Point Transfer Behavior and Penalty Rules: If the Super Huichuan Platform receives a report or complaint, and after verification by the Super Huichuan Platform’s channel and operations team confirms it to be true, it will be recorded as one Category I violation. Requirements for point transfer are subject to policy announcements. If a violation is found, the Super Huichuan Platform has the right to impose deductions from the quarterly incentive amount. In serious cases, it has the right to revoke eligibility for annual incentives or the agency qualification. The email address for the Super Huichuan Platform to receive complaints and reports is: zxjc@service.alibaba.com. The processing result of complaint and report information shall be subject to the judgment of the Super Huichuan Platform.

VI. Amendment of Management Measures

1. The Super Huichuan Platform has the right to modify these Management Measures at any time as needed. For any modifications or supplements to the content of the Management Measures, the Super Huichuan Platform shall notify the agency in writing or via email. After the update, implementation will be according to the new Management Measures, and modifications do not have retroactive effect.

2. Without affecting the performance of these Management Measures, the Super Huichuan Platform has the right to assign all rights and obligations under these Management Measures to an affiliated company based on actual operating conditions.

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3. The Super Huichuan Platform has the right to adjust the current platform name (referring to the ‘Super Huichuan Platform’) without separately notifying the agency. The platform name shall be as announced or notified by the Super Huichuan Platform. A change in the platform name shall not affect the rights and obligations of both parties under the original platform name, and the agency shall continue to comply with the original platform management systems and rules.

VII. Supplementary Provisions

1. The Super Huichuan Platform has the right to cease all promotional activities of a violating client and take measures including, but not limited to, adding the violating client and the information/qualifications/products used for promotion (including accounts, client entities, domain names used for promotion by the client entity or filed by that entity, promotional products filed by the client, etc.) to the access blacklist.

2. The Super Huichuan Platform has the right to take measures against the agency to which a violating client belongs, including but not limited to lowering its star rating, narrowing its industry client development scope, restricting related business placements, placing it under observation period assessment, penalizing its security deposit, and expelling it.

3. Agencies shall promptly communicate platform policy requirements to clients, supervise client delivery content, organize independent reviews, and regulate client promotion practices.

4. The act of logging in, using, or promoting on the Super Huichuan Platform by an agency or client shall be deemed as having read and agreed to be bound by these Measures. If they do not agree or have objections to the relevant provisions of these Measures, they should immediately cease using the relevant services of the Super Huichuan Platform and provide feedback to the Super Huichuan Platform promptly.

5. The Super Huichuan Platform has the right to modify and update these Measures based on adjustments in relevant laws, regulations, and platform strategies. For the aforementioned modifications and updates, the Super Huichuan Platform will notify the agency. If the agency continues to use the Super Huichuan Platform services, it shall be deemed as agreeing to these Measures and subsequent modifications or updates.

6. These Measures take effect and shall be implemented starting from Jan. 1, 2026. Violations occurring before the effective date of these Measures shall be subject to the determination rules and handling procedures in effect at the time of the violation.

VIII. Miscellaneous

Matters not covered shall be subject to the information published by the Super Huichuan Platform.

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Business Agency Authorization Certificate

Party B, Guangzhou Juyao Information Technology Co., Ltd. (referred to as “Juyao Company”), hereby authorizes Party A, Beijing Baosheng Network Technology Co., Ltd., as a KA business agency for the Super Huichuan Platform under Alibaba Group. The authorized party has the right to independently conduct commercial negotiations and cooperative matters regarding the resources of the Super Huichuan Platform, a subsidiary of Alibaba Group, in its own name.

[Authorization Period]: From Jan. 1, 2026 to Dec. 31, 2026.

[Authorization Scope]: Non-exclusive license. Non-transferable to any third party without the prior written consent of the authorizing party.

[Authorization Territory]: Within the territory of the People’s Republic of China

This Authorization Certificate shall take effect immediately upon being sealed by our company.

----------------------------- (No text below, signature area) -----------------------------

Party A Signature Area:	Party B Signature Area:

Beijing Baosheng Network Technology Co., Ltd. - Contract Seal (Seal)	Guangzhou Juyao Information Technology Co., Ltd. - Contract Seal (Seal)

March 9, 2026

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Service Agency Authorization Certificate

Party B, Guangzhou Juyao Information Technology Co., Ltd. (referred to as “Juyao Company”), hereby authorizes Party A, Beijing Baosheng Network Technology Co., Ltd., as a service agency for KA business cooperation for the Super Huichuan Platform under Alibaba Group. The service agency shall provide services based on client authorization and entrustment. The authorized party has the right to independently conduct commercial negotiations and cooperative matters regarding the resources of the Super Huichuan Platform, a subsidiary of Alibaba Group, in its own name.

[Authorization Period]: From Jan. 1, 2026 to Dec. 31, 2026.

[Authorization Scope]: Non-exclusive license. Non-transferable to any third party without the prior written consent of the authorizing party.

[Authorization Territory]: Within the territory of the People’s Republic of China

This Authorization Certificate shall take effect immediately upon being sealed by our company.

----------------------------- (No text below, signature area) -----------------------------

Party A Signature Area:	Party B Signature Area:

Beijing Baosheng Network Technology Co., Ltd. - Contract Seal (Seal)	Guangzhou Juyao Information Technology Co., Ltd. - Contract Seal (Seal)

March 9, 2026

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